Filed pursuant to Rule 424(b)(2)

Registration No. 333-201149

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)(3)
Equity Units Stock Purchase Contracts Common Stock Junior Subordinated Debt Securities	$2,800,000,000	$281,960

(1)	Represents an aggregate amount of $1,400,000,000 of the Equity Units offered hereby and an aggregate amount of $1,400,000,000 of the common stock for which consideration will be received upon settlement of the purchase contracts.
(2)	Calculated in accordance with Rules 457(i), 457(o) and 457(r) under the Securities Act of 1933, as amended.
(3)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement of Form S-3 (File No. 333-201149) in accordance with Rules 456(b), 457(i), 457(o) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 19, 2014)

Dominion Resources, Inc.

25,000,000 2016 Series A Equity Units

(Initially Consisting of 25,000,000 2016 Series A Corporate Units)

This is an offering of 2016 Series A Equity Units (“Equity Units”) by Dominion Resources, Inc. Each Equity Unit will have a stated amount of $50 and initially will be in the form of a 2016 Series A Corporate Unit (“Corporate Unit”) consisting of (i) a purchase contract issued by us, (ii) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of our 2016 Series A-1 2.0% Remarketable Subordinated Notes due 2021 (“Series A-1 RSNs”) and (iii) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of our 2016 Series A-2 2.0% Remarketable Subordinated Notes due 2024 (“Series A-2 RSNs” and, together with the Series A-1 RSNs, the “RSNs”).

We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “DCUD,” but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.

Our common stock is listed on the New York Stock Exchange under the symbol “D”. The closing price of our common stock on August 9, 2016 was $74.73 per share.

Investing in the Equity Units involves certain risks. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein, and therein, before you make your investment decision. For a description of these risks, see “Risk  Factors” on page S-32 of this prospectus supplement, the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

	Per Corporate Unit	Total
Public offering price	$50.00	$1,250,000,000
Underwriting discounts and commissions	$0.90	$22,500,000
Proceeds, before expenses, to Dominion	$49.10	$1,227,500,000

We have granted the underwriters the option to purchase from us, within the 13-day period beginning on the date we first issue the Equity Units, up to an additional 3,000,000 Corporate Units at the public offering price per Corporate Unit, less the underwriting discounts and commissions, solely for the purpose of covering over-allotments.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company on or about August 15, 2016.

Joint Book-Running Managers

RBC Capital Markets	Mizuho Securities	Credit Suisse	Wells Fargo Securities

BNP PARIBAS	Deutsche Bank Securities	MUFG
Scotia Howard Weil	SunTrust Robinson Humphrey	US Bancorp

The date of this prospectus supplement is August 9, 2016.

(continued from cover)

•

The purchase contract will obligate you to purchase from us on August 15, 2019, or if such day is not a business day, on the following business day (the “purchase contract settlement date”), for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•

if the applicable market value, which is the average volume-weighted average price of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day prior to the purchase contract settlement date, subject to adjustment as described herein if a market disruption event occurs, equals or exceeds $93.4056, 0.5353 shares of our common stock;

•

if the applicable market value is less than $93.4056 but greater than $74.73, a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value is less than or equal to $74.73, 0.6691 shares of our common stock.

•

We will pay you quarterly contract adjustment payments at a rate of 4.75% per year on the stated amount of $50 per Equity Unit, or $2.375 per year, in respect of each purchase contract, subject to our right to defer these payments, as described in this prospectus supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on February 15, May 15, August 15, and November 15 of each year, commencing on November 15, 2016. The contract adjustment payments will be subordinated to all of our existing and future “Priority Indebtedness” (as defined under “Description of the Remarketable Subordinated Notes—Subordination”), and will be structurally subordinated to all liabilities of our subsidiaries.

•

The Series A-1 RSNs will initially bear interest at a rate of 2.0% per year, and the Series A-2 RSNs will initially bear interest at a rate of 2.0% per year. We will initially pay interest on the RSNs on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2016. The RSNs will be subordinated to all of our existing and future “Priority Indebtedness” (as defined under “Description of the Remarketable Subordinated Notes—Subordination”). In addition, the RSNs will be structurally subordinated to all liabilities of our subsidiaries.

•

We will have the right to defer interest payments on either or both series of RSNs one or more times for one or more consecutive interest periods without giving rise to an event of default; provided that no deferral period will extend beyond the purchase contract settlement date or the applicable maturity date. The RSNs will be remarketed in 2019 as described in this prospectus supplement. Following any successful remarketing of the RSNs, the interest rate on each series of RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the RSNs at our option or to defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.”

•

Your ownership interest in each series of RSNs (or after a successful optional remarketing, your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities discussed below, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•

Other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for the RSNs”) or after a successful remarketing of the RSNs, you can create 2016 Series A Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your pledged ownership interest in the RSNs comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting a 1/40 undivided beneficial ownership interest in each series of RSNs for the Treasury securities previously pledged and comprising a part of your Treasury Units.

•

If there is a successful optional remarketing of the RSNs and, at such time, you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the RSNs and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Equity Units we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the components of the Equity Units we are offering at this time. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of the Equity Units in the prospectus supplement differs from the description of securities in the accompanying base prospectus, you should only rely on the information in the prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the SEC. We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying base prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the accompanying base prospectus is accurate as of any date other than the date of the relevant document.

We include cross-references in this prospectus supplement and the accompanying base prospectus to captions in those documents where you can find additional related discussions.

You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of Equity Units. We are not making any representation to you regarding the legality of an investment in the Equity Units by you under applicable investment or similar laws.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to “Dominion,” “we,” “us,” “our” and the “Company” are to Dominion Resources, Inc., a Virginia corporation, and any successor obligor, and not to any of its subsidiaries.

Base Prospectus

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with two of our subsidiaries, Virginia Electric and Power Company (“Virginia Power”) and Dominion Gas Holdings, LLC (“Dominion Gas”). Our combined filings with the SEC represent separate filings by each of Virginia Power, Dominion Gas and us. We incorporate by reference the documents listed below (other than any portions of the document not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except those portions of filings that relate to Virginia Power or Dominion Gas as a separate registrant, until such time as all of the securities covered by this prospectus supplement have been sold:

•	Annual Report on Form 10-K for the year ended December 31, 2015;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	Current Reports on Form 8-K, or amendments thereto, filed January 21, 2016, February 1, 2016, March 7, 2016, April 8, 2016, May 11, 2016, May 26, 2016, July 19, 2016 and August 8, 2016; and

•	the description of our common stock contained in Amendment No. 2 to our Current Report on Form 8-K, filed August 8, 2016.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Corporate Secretary, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

FORWARD-LOOKING INFORMATION

We have included certain information in this prospectus supplement or other offering materials which is “forward-looking information” as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this prospectus. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statement.

The businesses that we and our subsidiaries conduct are influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our annual and other reports as described under the heading “Risk Factors” and we refer you to that discussion for further information. These factors include but are not limited to:

•	Unusual weather conditions and their effect on energy sales to customers and energy commodity prices;

•

Extreme weather events and other natural disasters, including hurricanes, high winds, severe storms, earthquakes, flooding and changes in water temperatures and availability that can cause outages and property damage to facilities;

•	Federal, state and local legislative and regulatory developments, including changes in federal and state tax laws and regulations;

•

Changes to federal, state and local environmental laws and regulations, including those related to climate change, the tightening of emission or discharge limits for greenhouse gases and other emissions, more extensive permitting requirements and the regulation of additional substances;

•	Cost of environmental compliance, including those costs related to climate change;

•	Changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities;

•	Difficulty in anticipating mitigation requirements associated with environmental and other regulatory approvals;

•

Risks associated with the operation of nuclear facilities, including costs associated with the disposal of spent nuclear fuel, decommissioning, plant maintenance and changes in existing regulations governing such facilities;

•	Unplanned outages at facilities in which we have an ownership interest;

•	Fluctuations in energy-related commodity prices and the effect these could have on our earnings and our liquidity position and the underlying value of our assets;

•	Counterparty credit and performance risk;

•	Global capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms;

•	Risks associated with Virginia Power’s membership and participation in PJM Interconnection, L.L.C. including risks related to obligations created by the default of other participants;

•	Fluctuations in the value of investments held in nuclear decommissioning trusts and in benefit plan trusts by us;

•	Fluctuations in interest rates or foreign currency exchange rates;

•	Changes in rating agency requirements or credit ratings and their effect on availability and cost of capital;

•	Changes in financial or regulatory accounting principles or policies imposed by governing bodies;

•	Employee workforce factors including collective bargaining agreements and labor negotiations with union employees;

•	Risks of operating businesses in regulated industries that are subject to changing regulatory structures;

•	Impacts of acquisitions, divestitures, transfers of assets to joint ventures or Dominion Midstream Partners, LP (“Dominion Midstream”), and retirements of assets based on asset portfolio reviews;

•	The expected timing and likelihood of completion of the proposed acquisition of Questar Corporation (“Questar”), including the terms and conditions of any required regulatory approvals;

•	Receipt of approvals for, and timing of, closing dates for other acquisitions and divestitures;

•	The timing and execution of Dominion Midstream’s growth strategy;

•

Changes in rules for regional transmission organizations and independent system operators in which we participate, including changes in rate designs, changes in the Federal Energy Regulatory Commission’s (“FERC”) interpretation of market rules and new and evolving capacity models;

•	Political and economic conditions, including inflation and deflation;

•	Domestic terrorism and other threats to our physical and intangible assets, as well as threats to cybersecurity;

•

Changes in demand for our services, including industrial, commercial and residential growth or decline in our service areas, changes in supplies of natural gas delivered to our pipeline and processing systems, failure to maintain or replace customer contracts on favorable terms, changes in customer growth or usage patterns, including as a result of energy conservation programs, the availability of energy efficient devices and the use of distributed generation methods;

•

Additional competition in industries in which we operate, including in electric markets in which our merchant generation facilities operate, and competition in the development, construction and ownership of certain electric transmission facilities in Virginia Power’s service territory in connection with FERC Order 1000;

•	Changes in technology, particularly with respect to new, developing or alternative sources of generation and smart grid technologies;

•	Changes to regulated electric rates and regulated gas distribution, transportation and storage rates, including liquified natural gas storage, collected by us;

•	Changes in operating, maintenance and construction costs;

•	Timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals;

•	The inability to complete planned construction, conversion or expansion projects at all, or with the outcomes or within the terms and time frames initially anticipated;

•	Adverse outcomes in litigation matters or regulatory proceedings; and

•

The impact of operational hazards, including adverse developments with respect to pipeline and plant safety or integrity, equipment loss, malfunction or failure, operator error, and other catastrophic events.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

PROSPECTUS SUPPLEMENT SUMMARY

In this prospectus supplement summary, “Dominion,” “we,” “us,” “our” and the “Company” refer only to Dominion Resources, Inc. and any successor obligor, and not to any of its subsidiaries.

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The “Description of the Equity Units,” the “Description of the Purchase Contracts,” the “Certain Provisions of the Purchase Contract and Pledge Agreement” and the “Description of the Remarketable Subordinated Notes” sections of this prospectus supplement and the “Description of Stock Purchase Contracts and Stock Purchase Units” section of the accompanying base prospectus contain more detailed information regarding the terms and conditions of the Equity Units. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus. You should also review the “Risk Factors” section of this prospectus supplement to determine whether an investment in Equity Units is appropriate for you.

DOMINION

Dominion, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy. Our strategy is to be a leading provider of electricity, natural gas and related services to customers primarily in the eastern region of the U.S. Our portfolio of assets includes approximately 25,700 megawatts of generating capacity, 6,500 miles of electric transmission lines, and 12,200 miles of natural gas transmission, gathering and storage pipeline. We operate one of the nation’s largest natural gas storage systems with 933 billion cubic feet of storage capacity and serve utility and retail energy customers in 14 states.

We are focused on expanding our investment in regulated and long-term contracted electric generation, transmission and distribution and regulated natural gas transmission and distribution infrastructure. Our nonregulated operations include merchant generation, energy marketing and price risk management activities and natural gas retail energy marketing operations. Our operations are conducted through various subsidiaries, including Virginia Power, a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and northeastern North Carolina and Dominion Gas, a holding company for the majority of our regulated natural gas businesses, which conducts business activities through an interstate natural gas transmission pipeline system and storage facilities, a local natural gas distribution network and natural gas gathering, processing and treatment facilities. We also own the general partner and approximately 65% of the limited partner interests in Dominion Midstream, which owns (i) a $50 million preferred equity interest and the general partner interest in Dominion Cove Point LNG, LP, which owns liquefied natural gas import, storage, regasification and transportation assets, (ii) all of the issued and outstanding membership interests of Dominion Carolina Gas Transmission, LLC, which owns and operates nearly 1,500 miles of FERC-regulated interstate natural gas pipeline in South Carolina and southeastern Georgia and (iii) a 25.93% noncontrolling partnership interest in Iroquois Gas Transmission System L.P., which owns and operates a 416-mile FERC-regulated interstate natural gas pipeline in New York and Connecticut.

Our address and telephone number are: 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

Ratio of Earnings to Fixed Charges

Six Months Ended June 30, 2016	Twelve Months Ended June 30, 2016	Years Ended December 31,
		2015	2014	2013	2012	2011
3.29	3.44	3.72	2.33	3.42	3.10	3.10

THE OFFERING

In this offering summary, “Dominion,” “we,” “us,” “our” and the “Company” refer only to Dominion Resources, Inc. and any successor obligor, and not to any of its subsidiaries.

What are Equity Units?

Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 25,000,000 Corporate Units (or 28,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units that you own as described below under “How can I create Treasury Units from Corporate Units?”. You can also recreate Corporate Units from Treasury Units that you own as described below under “How can I recreate Corporate Units from Treasury Units?”.

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a contract to purchase our common stock in the future, a 1/40 undivided beneficial ownership interest in $1,000 principal amount of our Series A-1 RSNs and a 1/40 undivided beneficial ownership interest in $1,000 principal amount of our Series A-2 RSNs. The undivided beneficial ownership interest in each series of RSNs corresponds to $25 principal amount of such RSNs. Initially, each series of RSNs will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the RSNs comprising part of each of your Corporate Units, but the RSNs will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

Upon a successful optional remarketing (as described under “What is an optional remarketing?”), the RSNs comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?”. Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract, whether part of a Corporate Unit or Treasury Unit, obligates you to purchase, and obligates us to sell, on August 15, 2019, or if such day is not a business day, the following business day (which we refer to as the “purchase contract settlement date”), for $50 in cash, a number of shares of our common stock equal to the “settlement rate.” You may satisfy your obligation to purchase our common stock under the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.

The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) as follows:

•

if the applicable market value (as defined below) of our common stock is equal to or greater than the “threshold appreciation price” of $93.4056, the settlement rate will be 0.5353 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”);

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if the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $74.73, which will be the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•

if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 0.6691 shares of our common stock (we refer to this settlement rate as the “maximum settlement rate”).

“Applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “D.N <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts— Purchase of Common Stock.” The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $93.4056 and represents appreciation of approximately 25% over the reference price.

If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” as of such date.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Can I settle the purchase contract early?

Prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, subject to certain blackout periods (as described herein), you can settle a purchase contract by paying $50 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in each series of RSNs, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit, as applicable, will be released to you and 0.5353 shares of our common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts—Anti-dilution Adjustments”), subject to the provisions described below under “What happens if there is early settlement upon a fundamental change?” with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 40 Corporate Units or 20 Treasury Units; provided, that, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 4,000 Corporate Units. See “Description of the Purchase Contracts—Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith, covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

What is the Treasury portfolio?

Upon a successful optional remarketing, the RSNs will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

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U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series A-1 RSNs underlying the undivided beneficial ownership interests in the Series A-1 RSNs included in the Corporate Units on the optional remarketing date;

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series A-2 RSNs underlying the undivided beneficial ownership interests in the Series A-2 RSNs included in the Corporate Units on the optional remarketing date;

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series A-1 RSNs underlying the undivided beneficial ownership interests in the Series A-1 RSNs included in the Corporate Units on the optional remarketing date; and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series A-2 RSNs underlying the undivided beneficial ownership interests in the Series A-2 RSNs included in the Corporate Units on the optional remarketing date.

If, on the optional remarketing date, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above will be substituted for the RSNs that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in each series of RSNs that secure a holder’s obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20 undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on July 31, 2019 (for example, CUSIP No. 912820P50), which we refer to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Each holder of Corporate Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to substitute Treasury securities which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder) for the related undivided beneficial ownership interest in RSNs held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the RSNs underlying such holder’s Corporate Units. Because both series of RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 40 Corporate Units. Each of these substitutions will create Treasury Units, and the RSNs underlying the holder’s Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of Treasury Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent an equal amount of RSNs of each series having a total aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because both series of RSNs are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Corporate Units will be entitled to receive:

•

quarterly cash distributions consisting of their pro rata share of interest payments on each series of RSNs, at the rate of 2.0% per year for the Series A-1 RSNs and 2.0% per year for the Series A-2 RSNs, and

•	quarterly contract adjustment payments at the rate of 4.75% per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of:

•	a termination event,

•	the purchase contract settlement date;

•	the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or

•

the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Priority Indebtedness (as defined under “Description of the Remarketable Subordinated Notes—Subordination”).

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from us at the rate of 4.75% per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the RSNs that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on each series of their separate RSNs, subject to our right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.

Are payments subject to deferral?

We have the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 6.75% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation ranks on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

In addition, prior to any successful remarketing of the RSNs, we may elect at one or more times to defer payment of interest on either or both series of RSNs for one or more consecutive interest periods; provided that no deferral period may extend beyond the purchase contract settlement date or the maturity date of such series. We may pay any deferred interest on any scheduled interest payment date occurring on or prior to the earlier of:

(a) the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date or

(b) the maturity date of such series, in the case of a deferral period beginning after the purchase contract settlement date.

Deferred interest on either series of RSNs will bear interest at the interest rate applicable to such series of RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of such series of RSNs (whether or not such RSNs were remarketed in the remarketing) on the purchase contract settlement date in cash.

In the event there is any deferred interest outstanding on either series of RSNs, we may not elect to conduct an optional remarketing.

In the event that we exercise our option to defer the payment of interest on either series of RSNs, then until the deferred interest payments (including compounded interest thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation rank on parity with, or junior to, the RSNs, or make any guarantee payments under any guarantee by us of debt securities if our guarantee ranks on parity with, or junior to, the RSNs, in each case, subject to the exceptions set forth under “Description of the Remarketable Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances.”

In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

What are the payment dates for the Corporate Units and Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” above, the payments described above in respect of the Corporate Units and Treasury Units will be payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing November 15, 2016. We will make these payments to the person in whose name the Corporate Unit or Treasury Unit, as applicable, is registered on the close of business on the record date, subject to certain exceptions described herein. If the Corporate Units and Treasury Units are held in book-entry form, the “record date” means the business day immediately preceding the applicable payment date. If the Corporate Units and Treasury Units are not held in book-entry form, the “record date” means the 1st day of the calendar month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day).

What is a remarketing?

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the RSNs of each series that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series which were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate RSNs”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”

Following any successful remarketing of the RSNs:

•	the interest rate on each series of RSNs may be reset as described below and under “When will the interest rate on the RSNs be reset and what is the reset rate?” below;

•	interest will be payable on the RSNs semi-annually on February 15 and August 15 of each year;

•

the RSNs will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Subordinated Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the RSNs; and

•

we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.

In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on each series of RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “What is an optional remarketing?” and “What is a final remarketing?”

During the applicable blackout period relating to a remarketing:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We have agreed to enter into a remarketing agreement with one or more remarketing agents, which we refer to as the remarketing agent, no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period. We will separately pay a fee to the remarketing agent for its services. The holders of the RSNs included in any remarketing will not be responsible for such fee.

What is an optional remarketing?

Unless a termination event has occurred, we may elect, at our option, to remarket the RSNs over a period selected by us that begins on or after May 13, 2019 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ends any time on or before July 29, 2019 (the eighth calendar day prior to the beginning of the final remarketing period). In any optional remarketing, the RSNs of each series that are a part of Corporate Units and any separate RSNs of either series whose holders have elected to participate in the optional remarketing will be remarketed. We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series that results in aggregate proceeds of at least 100% of the aggregate of (i) the price of the Treasury portfolio described below under “What is the Treasury portfolio?”, which we refer to as the “Treasury portfolio purchase price,” and (ii) the separate RSNs purchase price as defined under “Description of the Remarketable Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.” We will request that The Depository Trust Company, or DTC, which we refer to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the first day of the optional remarketing period.

We may not elect to conduct an optional remarketing if we are then deferring interest on either series of RSNs.

An optional remarketing will be considered successful if the remarketing agent is able to remarket the RSNs of each series at a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.

Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio, the portion of the remarketing proceeds equal to the separate RSNs purchase price, as defined under “Description of the Remarketable Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units,” will be remitted to the custodial agent for distribution on the optional remarketing settlement date to the holders of separate RSNs included in the optional remarketing and any remaining proceeds will be remitted to the purchase contract agent for distribution pro rata to the holders of the Corporate Units on the optional remarketing settlement date.

Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the RSNs of each series as a component of the Corporate Units, and the portions of the Treasury portfolio described in the first and second bullets under “What is the Treasury portfolio?” or such cash will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and the proceeds from the portions of the Treasury portfolio described in the third and fourth bullets under “What is the Treasury portfolio?”, which will equal the interest payments (assuming no reset of the interest rate) that would have been paid on the purchase contract settlement date on the RSNs of each series that were components of the Corporate Units at the time of the remarketing, will be paid on the purchase contract settlement date to the Corporate Unit holders.

If we elect to conduct an optional remarketing and that remarketing is successful:

•

settlement with respect to the remarketed RSNs will occur on the third business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•

the interest rate on each series of the RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date;

•	the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above will become effective;

•

after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio or cash, as described above; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period, as described under “What is a final remarketing?” below.

At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.

What is a final remarketing?

Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the RSNs during the five business day period ending on, and including, August 12, 2019 (the third business day immediately preceding the purchase contract settlement date). We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the RSNs of each series that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.

Upon a successful final remarketing, settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on each series of RSNs will be reset by the remarketing agent in consultation with us, and will become effective on the purchase contract settlement date and the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above will become effective.

Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs of each series underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs. Proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate RSNs that were remarketed.

What happens if the RSNs are not successfully remarketed?

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to both series of RSNs underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash, and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put price against the holder’s obligations to us under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the RSNs underlying such Corporate Units will be delivered to us and cancelled.

Do I have to participate in the remarketing?

No. You may elect not to participate in any remarketing and to retain the RSNs underlying the undivided beneficial ownership interests in RSNs of each series comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash, and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 40 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”

Which provisions will govern the RSNs following the remarketing?

The remarketed RSNs will be governed by the indenture under which they were issued as part of the Corporate Units. However, following any successful remarketing of the RSNs, the interest rate on each series of the RSNs will be reset, interest will be payable semi-annually and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “What is a remarketing?” above.

If I am holding separate RSNs, can I still participate in a remarketing of the RSNs?

Yes. If you hold separate RSNs, you may elect to have your RSNs of either series remarketed by the remarketing agent along with the RSNs of each series underlying the Corporate Units as described under “Description of the Remarketable Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligation under the purchase contracts as follows:

•	on an early settlement date as described under “Can I settle the purchase contract early?” above and under “What happens if there is early settlement upon a fundamental change?” below;

•	on the purchase contract settlement date if you own Corporate Units:

•

through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the total principal amount of both series of RSNs underlying the Corporate Units, as described under “What is a final remarketing?” above; or

•

in the case of a successful optional remarketing, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the total principal amount of both series of RSNs if the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, as described under “What is an optional remarketing?” above; or

•

through cash settlement as described under “Do I have to participate in the remarketing?” above or through exercise of the put right or cash settlement as described under “What happens if the RSNs are not successfully remarketed?” above; or

•	on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities underlying the Treasury Units.

In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts—Termination.”

If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to us in order to exercise the early settlement right. See “Description of the Purchase Contracts—Early Settlement.” If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts—Termination.”

What interest payments will I receive on the RSNs or on the undivided beneficial ownership interests in the RSNs?

Subject to any deferral as described in “Are payments subject to deferral?” above, the Series A-1 RSNs will bear interest at the rate of 2.0% per year and the Series A-2 RSNs will bear interest at the rate of 2.0% per year in each case from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2016 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each RSN will be payable at the relevant reset rate (as defined under “When will the interest rate on the RSNs be reset and what is the reset rate?”), or if the interest rates have not been reset, at the initial interest rate of 2.0% per year for the Series A-1 RSNs and 2.0% per year for the Series A-2 RSNs. If a remarketing is successful, interest on the RSNs thereafter will be payable semi-annually. See “What is a remarketing?” above.

When will the interest rate on the RSNs be reset and what is the reset rate?

The interest rate on each series of RSNs may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?”. The “reset rate” for each series will be the interest rate determined by the remarketing agent, in consultation with us, as the rate each series of RSNs should bear in order for the remarketing agent to remarket the RSNs of each series on the remarketing date for a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of each series of RSNs being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate for either series of RSNs may be higher or lower than the initial interest rate on such series of RSNs depending on the results of the remarketing and market conditions at that time. The interest rates on the RSNs will not be reset if there is not a successful remarketing and each series of RSNs will continue to bear interest at the applicable initial interest rate. The reset rate will not exceed the maximum rate permitted by applicable law.

When may the RSNs be redeemed?

We may redeem the RSNs at our option only if there has been a failed final remarketing. In that event, any RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after August 15, 2019 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date.

What happens if there is early settlement upon a fundamental change?

If we are involved in a transaction that constitutes a fundamental change (as defined below) prior to the 20th business day preceding the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” means (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock; (2) (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; (3) our common stock ceases to be listed on at least one of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or (4) our shareholders approve our liquidation, dissolution or termination.

We will provide each of the holders of Equity Units with a notice of the completion of a fundamental change within 10 business days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the “fundamental change early settlement date”), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of the notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third business day before the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), payment of $50 for each purchase contract being settled in immediately available funds.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. The RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant “stock price.”

Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 4,000 Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

What is the ranking of the RSNs?

The RSNs will be subordinated to all our existing and future Priority Indebtedness. The RSNs will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. See “Description of the Remarketable Subordinated Notes—Subordination.”

How will the RSNs be evidenced?

The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.

In a few special situations described in “Description of the Remarketable Subordinated Notes—Book-Entry Issuance—The Depository Trust Company,” book-entry securities representing each series of RSNs will terminate and interests in them will be exchanged for physical certificates representing the RSNs.

What are the U.S. federal income tax consequences related to the Equity Units and RSNs?

Although the Internal Revenue Service (the “IRS”) has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes.

Although the matter is not free from doubt, a beneficial owner of Equity Units will be treated for U.S. federal income tax purposes as separately owning the purchase contract and the undivided beneficial ownership interests in the RSNs, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. By purchasing the Corporate Units, you will be deemed to have agreed to treat the Equity Units in that manner for all U.S. federal income tax purposes. In addition, you must allocate the purchase price of the Corporate Units between the RSNs and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the RSNs and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $50 to the undivided beneficial ownership interest in the RSNs and $0 to the purchase contract.

We intend to treat the RSNs as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Except as described in the immediately preceding paragraph, you will be required to take into account interest payments on the RSNs at the time they are paid or accrued in accordance with your regular method of accounting for tax purposes. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the U.S. federal income tax treatment of the RSNs is unclear. Under possible alternative characterizations of the RSNs, you may be required to accrue interest income in amounts that exceed the stated interest on the RSNs and/or treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—The RSNs—Possible Alternative Characterizations.”

If the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of any interest payments made with respect to such owner’s applicable ownership interest in the Treasury portfolio, and, if appropriate, acquisition discount (as described under “Material U.S. Federal Income Tax Consequences”) on the applicable ownership interest in the Treasury portfolio.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences”) as payments generally subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.

For a more comprehensive discussion of the U.S. federal income tax consequences of an investment in the Equity Units, please see “Material U.S. Federal Income Tax Consequences.” Prospective investors in Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).

Are there limitations on the purchase, holding or disposition of the Corporate Units with assets of, or on behalf of, an employee benefit plan?

Yes. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and similar federal, state, local and foreign laws that are substantively similar or are of similar effect impose restrictions on the purchase, holding and disposition of Corporate Units (and the securities underlying the Corporate Units) by employee benefit plans that are subject to those laws. Corporate Units (and the securities underlying the Corporate Units) may be purchased with assets of, or on behalf of, an employee benefit plan subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code and/or similar federal, state, local and foreign laws applicable to investments by such employee benefit plan. An investing fiduciary that proposes to cause an employee benefit plan, or to act on behalf of an employee benefit plan, to purchase Corporate Units (and the securities underlying the Corporate Units) should consult its own counsel regarding the potential applicability of ERISA, the Code and/or similar federal, state, local or foreign laws that are substantively similar or are of similar effect applicable to such investment, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and should determine on its own whether all conditions of such exemption or exemptions have been satisfied. See “ERISA Considerations.”

What are the uses of proceeds from the offering?

We estimate that the net proceeds from this offering will be $1,227,500,000 ($1,374,800,000 if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses. These net proceeds will be used for general corporate purposes, including to fund in part our merger with Questar.

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt issued, or displace debt that may otherwise have been issued, in part to fund capital expenditures or for other corporate purposes as soon as practicable following such settlement. We do not intend to use such proceeds to repurchase shares of our common stock.

What are the risks relating to the Equity Units?

See “Risk Factors” and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying base prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 before you make an investment decision pursuant to this prospectus supplement and the accompanying base prospectus.

The Offering—Explanatory Diagrams

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in RSNs, Corporate Units and Treasury Units.

Corporate Units

A Corporate Unit consists of three components as described below:

(1)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts— Contract Adjustment Payments” below.

(2)	Each owner of an undivided beneficial ownership interest in RSNs of each series will be entitled to 1/40 of each interest payment paid on each series in respect of a $1,000 principal amount RSN.

(3)	Interest payments may be deferred as described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” below. In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

(4)	Each series of RSNs will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in RSNs of a series represents a 1/40 undivided beneficial ownership interest in a RSN of that series having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/40 undivided beneficial ownership interest in RSNs of each series having a principal amount of $1,000 that form a part of the Corporate Unit, but will pledge such interests to us through the collateral agent to secure its obligations under the related purchase contract.

If the Treasury portfolio has replaced the RSNs as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the RSNs as a component of the Corporate Unit.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

(1)	Treasury Units may only be created in integral multiples of 40 Corporate Units. As a result, the creation of 40 Treasury Units will release $1,000 principal amount of RSNs of each series held by the collateral agent. During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

(2)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts— Contract Adjustment Payments” below.

The holder of a Treasury Unit owns the 1/20 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, the purchase contracts require us to make contract adjustment payments as shown in the diagrams on the preceding pages.

(1)	The “reference price” is $74.73, which will be the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced.

(2)	The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $93.4056 and represents appreciation of approximately 25% over the reference price.

(3)	If the applicable market value of our common stock is less than or equal to the reference price of $74.73, 0.6691 shares of our common stock (subject to adjustment).

(4)	If the applicable market value of our common stock is greater than the reference price and less than the threshold appreciation price of $93.4056, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).

(5)	If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be 0.5353 shares (subject to adjustment).

(6)	The “applicable market value” means the average VWAP of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs).

The RSNs

The Series A-1 RSNs and Series A-2 RSNs have the terms described below:

(1)	Interest payments may be deferred as described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Remarketable Subordinated Notes—Remarketing.” In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

(2)	Following any successful remarketing of the RSNs, the interest rate on each series of RSNs will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.”

Transforming Corporate Units into Treasury Units and RSNs

(1)	Each holder will own a 1/40 undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, an RSN of each series having a principal amount of $1,000.

(2)	RSNs of each series will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event. Following any successful remarketing of the RSNs, the interest rate on each series of RSNs will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.”

(3)	Interest payments may be deferred as described in this prospectus supplement and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest.” In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

(4)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts— Remarketing.”

The diagram above describes each of a Corporate Unit, a Treasury Unit and separate RSNs.

•	Because both series of RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 40 Corporate Units.

•

To create 40 Treasury Units, a holder separates 40 Corporate Units into their three components—40 purchase contracts, a Series A-1 RSN having a principal amount of $1,000 and a Series A-2 RSN having a principal amount of $1,000 —and then combines the purchase contracts with two Treasury securities that mature on July 31, 2019, each having a principal amount at maturity of $1,000.

•

The RSN of each series, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

•

A holder owns the two Treasury securities that form a part of the 40 Treasury Units but will pledge them to us through the collateral agent to secure its obligation under the related purchase contracts.

•	Each Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•

Unless a blackout period is occurring or there has been a successful remarketing, the holder can also transform 40 Treasury Units and an RSN of each series having a principal amount of $1,000 into 40 Corporate Units. Following that transformation, the two Treasury securities, which will no longer be a component of the Treasury Units, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as separate securities.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that we will elect to conduct an optional remarketing during the maximum permissible optional remarketing period.

Date	Event
May 6, 2019 (five business days prior to the first day of the optional remarketing period)

We will, or we will request that the depository, notify
holders of Corporate Units, Treasury Units and separate
RSNs of both series of our election to conduct an
optional remarketing. Such notice will specify the first
day of the optional remarketing period and the
procedures to be followed in the optional remarketing.

May 9, 2019 (two business days prior to the beginning of the optional remarketing period)	•

Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

	•	Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

	•	Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the optional remarketing.

May 13, 2019 to July 29, 2019	Optional remarketing period:

	•	if the optional remarketing is successful, we will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the Treasury portfolio and the settlement date for the optional remarketing will occur on the third business day following the optional remarketing date (unless the remarketed

RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date); and

	•	if the optional remarketing is not successful, we will issue a press release at the end of the optional remarketing period.

No later than July 30, 2019 (seven calendar days prior to the first day of the final remarketing period)

If there has not been a successful optional remarketing,
we will request that the depository notify its
participants holding Corporate Units, Treasury Units
and separate RSNs of both series of the final
remarketing. Such notice will specify the final
remarketing period and the procedures to be followed
in the final remarketing.

July 30, 2019 (seven calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.

August 2, 2019 (two business days prior to the first day of the final remarketing period)	•	Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing has occurred;

	•	Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

	•	Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the final remarketing; and

	•	Last day for holders of Corporate Units to settle the related purchase contracts early.
August 5, 2019 (one business day prior to the first day of the final remarketing period)

Last day for holders of Corporate Units who have
elected to settle the related purchase contracts with
separate cash on the purchase contract date to pay the
purchase price (holders may once again be able to settle
the related purchase contracts with separate cash on the
purchase contract settlement date if the final
remarketing is not successful).

August 6, 2019 to August 12, 2019 (final remarketing period)	If there has not been a successful optional remarketing, we will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

August 13, 2019 (two business days prior to the purchase contract settlement date)	•

If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date; and

• Last day for holders of Treasury Units to settle the related purchase contracts early.

August 14, 2019 (one business day prior to the purchase contract settlement date)

If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.

August 15, 2019 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the RSNs.

RISK FACTORS

Your investment in the Equity Units involves certain risks. In addition to the risk factors related to the Equity Units set forth below, our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have presented below and incorporated by reference before deciding whether an investment in the Equity Units is suitable for you.

The Corporate Units consist of a purchase contract to acquire our common stock and an interest in Series A-1 RSNs and Series A-2 RSNs issued by us. When considering an investment in our Corporate Units, you are making an investment decision with respect to our common stock and the RSNs as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for both series of RSNs; you would be making an investment decision with respect to our common stock and the RSNs as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying base prospectus about these securities.

See “Where You Can Find More Information” on page S-5.

Risks Relating to the Equity Units

You assume the risk that the market value of our common stock may decline.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average VWAP of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), which we refer to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the reference price of $74.73, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the purchase contract settlement date or the average VWAP of our common stock over a different period of days.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 25% over the reference price). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 80% of the value of the shares of common stock you could have purchased with $50.00 at the closing price of our common stock on the date of the pricing of the Equity Units.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we intend to apply to list on the New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as under “Forward-Looking Information” in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, Series A-1 RSNs, Series A-2 RSNs and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the 20th business day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below), is in excess of $450 per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the fixed settlement rates.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock and the Equity Units. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

The secondary market for the Corporate Units, Treasury Units, Series A-1 RSNs or Series A-2 RSNs may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units, Series A-1 RSNs or Series A-2 RSNs will trade or whether a market for them will be liquid or illiquid. There is currently no market for our Corporate Units, Treasury Units or either series of RSNs. We intend to apply to list the Corporate Units on the New York Stock Exchange under the symbol “DCUD” and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, although there is no guarantee that the Corporate Units will be approved for listing. If the Treasury Units or either series of RSNs are separately traded to a sufficient extent that applicable exchange listing or quotation system requirements are met, we may endeavor to list the Treasury Units or such series of RSNs on the same exchange or quotation system as the Corporate Units. However, there can be no assurance that we will list the Treasury Units or either series of RSNs. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or either series of RSNs, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units, if approved for listing, will not be de-listed from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will be the beneficial owner of the undivided beneficial ownership interests in each series of RSNs, Treasury securities or applicable ownership interests in the portions of the Treasury portfolio described in the first and second bullets under “What is the Treasury portfolio?” on page S-11, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the U.S. Bankruptcy Code, and claims arising out of the RSNs, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Upon a successful remarketing of the RSNs, the terms of your Series A-1 RSNs and Series A-2 RSNs will be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the RSNs, the remarketing agent will agree to use its commercially reasonable efforts to sell the RSNs included in the remarketing. Following any successful remarketing of the RSNs, the interest rate on each series of RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem either series of RSNs at our option or defer interest payments on either series of RSNs, all as described under “Description of the Purchase Contracts—Remarketing.” If the remarketing is successful, the modified terms of each series of RSNs will apply to all the RSNs of such series, even if they were not included in the remarketing. However, holders of the RSNs must elect to participate in the remarketing before knowing what the modified terms of the RSNs will be. Whenever we remarket the RSNs, we will notify holders of Corporate Units, Treasury Units and separate RSNs of such remarketing. You may determine that the revised terms of the RSNs you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the RSNs. For example, the interest rate on each series of RSNs may be reduced in connection with the remarketing.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. Each series of RSNs constituting a part of the Corporate Units will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in each series of RSNs included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the Corporate Units or any separate RSNs may not fully reflect the value of their accrued but unpaid interest.

The Corporate Units and any separate RSNs may trade at a price that does not fully reflect the value of accrued but unpaid interest on either or both series of RSNs.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock and other securities, if any, deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

The indenture under which the RSNs will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional Priority Indebtedness, under the indenture pursuant to which each series of RSNs will be issued. As of June 30, 2016, we, and our subsidiaries, had total indebtedness of $29.6 billion. If we incur additional debt or liabilities, our ability to pay our obligations on the RSNs could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, except as described under “Description of the Remarketable Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

There are no financial covenants in the indenture. Except for the covenants described under “Description of the Remarketable Subordinated Notes—Consolidation, Merger or Sale,” there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction including one that may or may not result in a change of control of the Company.

The RSNs and the contract adjustment payments are subordinated to our existing and future Priority Indebtedness and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.

Each series of RSNs and the contract adjustment payments will be obligations exclusively of Dominion and will not be guaranteed by any of our subsidiaries. The RSNs and contract adjustment payments are subordinated to our existing and future Priority Indebtedness (as defined under “Description of the Remarketable Subordinated Notes—Subordination”) and will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The indenture under which the RSNs will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.

As of June 30, 2016, we had approximately $9.1 billion principal amount of outstanding long-term debt on an unconsolidated basis (including securities due within one year and junior subordinated debentures issued under our Subordinated Indenture dated as of December 1, 1997) that will be senior to the RSNs. Additionally, as of June 30, 2016, our subsidiaries had approximately $13.6 billion principal amount of outstanding long-term debt (including securities due within one year).

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide us with funds to meet our respective payment obligations on the RSNs or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.

We expect that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that restricts or interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the Equity Units to conduct such an arbitrage strategy with respect to the Equity Units. This could, in turn, adversely affect the trading price and liquidity of the Equity Units.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules or take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Equity Units.

We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.

We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If we make such a deferral you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash distributions.

If we exercise our right to defer interest payments on the RSNs, the market price of the Corporate Units and any separate RSNs is likely to be adversely affected.

Prior to any successful remarketing of the RSNs, we may at our option defer interest payments on either or both series of RSNs for one or more consecutive interest periods. During any “deferral period” (as defined under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” below), holders of such RSNs will receive no current payments and, so long as we are otherwise in compliance with our obligations, holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest thereon) in cash within 30 days of the date due after the end of the deferral period. If we exercise our right to defer interest, the market price of the Corporate Units and any separate RSNs of such series is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Corporate Units and any separate RSNs may be more volatile than would otherwise be the case. In addition, there is the risk that we may not be able to pay such deferred interest (including compounded interest thereon) in the future.

You may have to include interest in your taxable income before you receive cash.

If we exercise our right to defer interest payments on either series of RSNs, you may be required to accrue income, in the form of original issue discount (“OID”), for U.S. federal income tax purposes in respect of the interest on such RSNs, even if you normally report that income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash payment of any accrued and unpaid interest if you sell your interest in the RSNs before the record date for any such payment, even if you held the interest in such RSNs on the date that the payments would normally have been paid. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—The RSNs.”

Other tax treatments of the RSNs are possible.

We intend to treat each series of RSNs as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Except as described above, you will be required to take into account interest payments on the RSNs at the time the interest is paid or accrued in accordance with your regular method of tax accounting. However, because there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, alternative characterizations of the RSNs are possible. For example, the RSNs could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In that event, you would generally be required to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be higher than the stated interest rate on each series of RSNs, regardless of your regular method of tax accounting, and (2) treat any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN as ordinary income. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—The RSNs—Possible Alternative Characterizations.”

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

Although the IRS has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the ownership and disposition of the Equity Units are unclear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes. You should consult with your tax advisors regarding the tax consequences of an investment in the Equity Units. See “Material U.S. Federal Income Tax Consequences.”

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

For U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a non-U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax. The tax treatment described in this paragraph is consistent with recently issued proposed Treasury regulations. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material U.S. Federal Income Tax Consequences— Non-U.S. Holders—U.S. Federal Withholding Tax.”

We will report contract adjustment payments as ordinary income and we will withhold tax on contract adjustment payments made to non-U.S. holders.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences”) as payments generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. See “Material U.S. Federal Income Tax Consequences— U.S. Holders—Purchase Contracts” and “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.” Persons considering the purchase of Equity Units should consult their tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, including to fund in part our merger with Questar.

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt issued, or displace debt that may otherwise have been issued, in part to fund capital expenditures or for other corporate purposes as soon as practicable following such settlement. We do not intend to use such proceeds to repurchase shares of our common stock.

CAPITALIZATION

The table below shows our unaudited capitalization on a consolidated basis as of June 30, 2016. The “As Adjusted for Other Transactions” column reflects our capitalization after giving effect to (i) the settlement of our 2013 Series B Purchase Contracts on July 1, 2016 and the use of net proceeds from such settlement, (ii) our July 2016 offering of 2016 Series A 5.25% Enhanced Junior Subordinated Notes due 2076 and the use of net proceeds from such offering and (iii) our August 2016 offering of 2016 Series B 1.60% Senior Notes due 2019, 2016 Series C 2.00% Senior Notes due 2021 and 2016 Series D 2.85% Senior Notes due 2026, which we expect to close on August 9, 2016, and the anticipated use of net proceeds from such offering (collectively, the “Other Transactions”). The “As Fully Adjusted” column reflects our capitalization after giving effect to the Other Transactions, this offering and the intended use of the net proceeds from this offering. The table below assumes that the over-allotment option is not exercised in this offering.

You should read this table along with our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as the unaudited information presented in our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. See “Where You Can Find More Information” on page S-5 and “Use of Proceeds” on page S-40.

	(unaudited) June 30, 2016
	(in millions)
	Actual	As Adjusted for Other Transactions	As Fully Adjusted
Restricted cash and cash equivalents	$516	$1,808	$3,036

Short-term debt(1)	$4,785	$3,618	$3,618
Long-term debt:
Senior Notes and other long-term debt	21,406	22,706	22,706
Junior Subordinated Notes	2,399	2,999	2,999
Remarketable Subordinated Notes	982	982	2,232

Total long-term debt(2)(3)	24,787	26,687	27,937
Total equity	15,452	16,002	15,830

Total capitalization	$45,024	$46,307	$47,385

(1)

Includes securities due within one year, which includes the effect of unamortized debt issuance costs of ($(.8) million) and unamortized discount ($(.12) million) net of unamortized premium ($.07 million) and ($(.01) million) loss on fair value hedges.

(2)	Includes a $21.2 million gain on fair value hedges.
(3)

Includes the effect of unamortized debt issuance costs of ($(149.9) million), unamortized discount ($(58.5) million) net of unamortized premium ($17.5 million) and foreign currency remeasurement adjustments of ($(2.4) million).

COMMON STOCK DIVIDENDS AND PRICE RANGE

Our common stock is listed on the New York Stock Exchange under the symbol “D”. The following table sets forth the range of intra-day high and low sale prices, as reported on the New York Stock Exchange, and the cash dividends declared on the common stock for the periods indicated:

Price Range	High	Low	Dividends
2014
First Quarter	$72.22	$63.14	$0.6000
Second Quarter	73.75	67.06	0.6000
Third Quarter	71.62	64.71	0.6000
Fourth Quarter	80.89	65.53	0.6000
2015
First Quarter	$79.89	$68.25	$0.6475
Second Quarter	74.34	66.52	0.6475
Third Quarter	76.59	66.65	0.6475
Fourth Quarter	74.88	64.54	0.6475
2016
First Quarter	$75.18	$66.25	$0.7000
Second Quarter	77.93	68.71	0.7000
Third Quarter (through August 9, 2016)	78.97	74.10	0.7000

On August 9, 2016, the last reported sale price of the common stock on the New York Stock Exchange was $74.73 per share.

Dividends on our common stock are paid as declared by Dominion’s board of directors. On August 2, 2016, our board of directors declared a quarterly dividend of $0.7000 per share payable on September 20, 2016 to shareholders of record on September 2, 2016. Dividends are typically paid on the 20th of March, June, September and December. Dividends can be paid by check or electronic deposit, or may be reinvested.

As of July 15, 2016, we had approximately 626 million shares of common stock outstanding and there were approximately 128,232 holders of record of our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of this ratio, earnings are determined by adding distributed income of equity investees and fixed charges (excluding interest capitalized) to income from continuing operations before income taxes and adjustments for noncontrolling interest after eliminating the equity in earnings or losses of equity investees. These earnings are then divided by total fixed charges. Fixed charges consist of interest charges (without reduction for Allowance for Funds Used During Construction) on long-term and short-term debt, interest capitalized, the portion of rental expense that is representative of the interest factor and preferred stock dividends of consolidated subsidiaries (grossed-up by a factor of pre-tax net income divided by net income).

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

		Years Ended December 31,
Six Months Ended June 30, 2016(a)	Twelve Months Ended June 30, 2016(b)	2015(c)	2014(d)	2013(e)	2012(f)	2011(g)
3.29	3.44	3.72	2.33	3.42	3.10	3.10

(a)	Earnings for the six months ended June 30, 2016 include a $65 million charge associated with an organizational design initiative; and a $1 million net charge related to other items. Excluding the effect of these items from the calculation would result in a higher ratio of earnings to fixed charges for the six months ended June 30, 2016.
(b)	Earnings for the twelve months ended June 30, 2016 include a $65 million charge associated with an organizational design initiative; a $54 million charge associated with ash pond and landfill closure costs; and a $63 million net charge related to other items. Excluding the effect of these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended June 30, 2016.
(c)	Earnings for the twelve months ended December 31, 2015 include an $85 million write-off of prior-period deferred fuel costs associated with Virginia legislation; a $99 million charge associated with ash pond and landfill closure costs; and a $78 million charge related to other items; partially offset by $60 million of net gain related to our investments in nuclear decommissioning trust funds. Excluding the effect of these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2015.
(d)	Earnings for the twelve months ended December 31, 2014 include a $374 million charge related to our North Anna nuclear power station and offshore wind facilities; a $284 million charge associated with our liability management effort, which is included in fixed charges; a $121 million accrued charge associated with ash pond and landfill closure costs; and a $93 million charge related to other items; partially offset by a $100 million net gain on the sale of our electric retail energy marketing business and $72 million of net gain related to our investments in nuclear decommissioning trust funds. Excluding the effect of these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2014.
(e)	Earnings for the twelve months ended December 31, 2013 include a $55 million impairment charge related to certain natural gas infrastructure assets; a $40 million charge in connection with the Virginia State Corporation Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2011-2012 test years; a $28 million charge associated with our operating expense reduction initiative, primarily reflecting severance pay and other employee related costs; a $26 million charge related to the expected early shutdown of certain coal-fired generating units; and a $29 million charge related to other items; partially offset by $81 million of net gain related to our investments in nuclear decommissioning trust funds; a $47 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligations for certain merchant nuclear units that are no longer in service; and a $29 million net benefit primarily resulting from the sale of our Elwood power station. Excluding the net effect of these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2013.

(f)	Earnings for the twelve months ended December 31, 2012 include $438 million of impairment and other charges related the planned shut-down of our Kewaunee nuclear power station; and $87 million of restoration costs associated with severe storms affecting our Dominion Virginia Power and Dominion North Carolina service territories; partially offset by a $36 million net gain related to our investments in nuclear decommissioning trust funds and a $4 million net benefit related to other items. Excluding the net effect of these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2012.
(g)	Earnings for the twelve months ended December 31, 2011 include $228 million of impairment charges related to electric utility generation assets; $96 million of restoration costs associated with Hurricane Irene; a $43 million impairment of excess emission allowances resulting from a new EPA Air Pollution Rule; a $31 million net charge in connection with the Virginia State Corporation Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2009 and 2010 test years; $21 million of earthquake related costs, largely related to inspections following the safe shutdown of reactors at our North Anna nuclear power station; and a $45 million net charge related to other items; partially offset by a $24 million benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at our Millstone nuclear power station. Excluding the net effect of these items from the calculation would result in a higher ratio of earnings to fixed charges for the twelve months ended December 31, 2011.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and each series of RSNs in proportion to their respective fair market values at the time of issuance. The present value of the contract adjustment payments will be initially charged to shareholders’ equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to shareholders’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of $93.4056.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Equity Units. It is possible that our accounting for the purchase contracts and the RSNs could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

In this Description of the Equity Units, “Dominion,” “we,” “us,” “our” and the “Company” refer only to Dominion Resources, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the RSNs set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Subordinated Notes” in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture II (as defined under “Description of the Remarketable Subordinated Notes— Ranking”), the eleventh supplemental indenture and the twelfth supplemental indenture (each as defined under “Description of the Remarketable Subordinated Notes—Ranking”), the RSNs and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement among us and Deutsche Bank Trust Company Americas, as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary (the “securities intermediary”). The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 25,000,000 Corporate Units (or 28,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.

Each Corporate Unit offered will consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, on August 15, 2019 (or if such day is not a business day, the following business day), which we refer to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•

we will pay the holder quarterly contract adjustment payments at the rate of 4.75% per year on the stated amount of $50, or $2.375 per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments,” and

either:

•

(i) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of our Series A-1 RSNs (under which we will pay to the holder 1/40 of the interest payment on such note at the initial rate of 2.0%, or $20.00 per year per $1,000 principal amount, subject to our right to defer such interest payments as described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments”) and (ii) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of our Series A-2 RSNs (under which we will pay the holder 1/40 of the interest payment on such note at the initial rate of 2.0%, or $20.00 per year per $1,000 principal amount, subject to our right to defer such interest payments as described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments”); or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to the Treasury portfolio,

(1) a 1/20 undivided beneficial ownership interest in $1,000 principal amount at maturity of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

(2) for the scheduled interest payment on each series of RSNs occurring on the purchase contract settlement date, a 0.025% undivided beneficial ownership interest in $1,000 principal amount at maturity of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, (i) the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) above and (ii) references to the “applicable ownership interest in the Treasury portfolio” or clauses (1) and (2) above will be deemed to be references to an interest in such amount of cash or the applicable portion thereof. If the provisions set forth in this paragraph apply, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in a Series A-1 RSN and undivided beneficial ownership interest in a Series A-2 RSN or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for the RSNs

Each holder of 40 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 40 Treasury Units by substituting for an RSN of each series two zero-coupon U.S. Treasury securities (for example, CUSIP No. 912820P50) each with a principal amount at maturity equal to $1,000 and maturing on July 31, 2019, which we refer to as a “Treasury security.” This substitution would create 40 Treasury Units and the RSN of each series would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because both series of RSNs are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 40 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•

we will pay the holder quarterly contract adjustment payments at the rate of 4.75% per year on the stated amount of $50, or $2.375 per year, subject to our right to defer the contract adjustment payments; and

•	a 1/20 undivided beneficial ownership interest in a Treasury security.

The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.

The term “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the corporate trust office of the purchase contract agent is closed for business.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.

To create 40 Treasury Units, a holder is required to:

•

deposit with the collateral agent two Treasury securities that each have a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 40 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited two Treasury securities with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related RSN of each series.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury securities, the collateral agent will release the related RSN of each series from the pledge and deliver them to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 40 Corporate Units;

•	transfer the related RSN of each series to the holder; and

•	deliver 40 Treasury Units to the holder.

The Treasury securities will be substituted for the RSNs and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The RSNs thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units

Each holder of 40 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury securities held by the collateral agent an RSN of each series having a principal amount equal to $1,000. This substitution would recreate 40 Corporate Units and the applicable Treasury securities would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because both series of RSNs are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 40 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

To recreate 40 Corporate Units, a holder is required to:

•

deposit with the collateral agent an RSN of each series having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 40 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited an RSN of each series having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury securities.

Upon receiving instructions from the purchase contract agent and receipt of an RSN of each series having a principal amount of $1,000, the collateral agent will promptly release the related Treasury securities from the pledge and promptly instruct the securities intermediary to transfer such Treasury securities to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 40 Treasury Units;

•	transfer the related Treasury securities to the holder; and

•	deliver 40 Corporate Units to the holder.

The $1,000 principal amount RSN of each series will be substituted for the Treasury securities and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury securities thereafter will trade and be transferable separately from the Corporate Units.

Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Payments on the Equity Units

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of 4.75% per year on the stated amount of $50 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 15, May 15, August 15, and November 15 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing November 15, 2016. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on each series of RSNs (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 2.0% per year for the Series A-1 RSNs and 2.0% per year for the Series A-2 RSNs. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the RSNs that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs for as long as they hold the RSNs, subject to our right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.

We have the right to defer payment of quarterly contract adjustment payments and of interest on either or both series of RSNs as described under “Description of the Purchase Contracts—Contract Adjustment Payments” and “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments,” respectively.

Listing

We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol “DCUD”. Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for the RSNs” or “—Recreating Corporate Units,” neither the RSN of either series or the applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The RSNs or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or RSNs of either series are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may endeavor to cause the Treasury Units or RSNs of either series to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange. However, there can be no assurance that we will list the Treasury Units or the RSNs of either series.

Ranking

The RSNs, which are included in the Equity Units, will be our junior subordinated obligations, subordinated to our existing and future Priority Indebtedness (as defined under “Description of the Remarketable Subordinated Notes—Subordination”). The Series A-1 RSNs and Series A-2 RSNs will be issued under our subordinated indenture II and the eleventh supplemental indenture and twelfth supplemental indenture, respectively (each defined under “Description of the Remarketable Subordinated Notes—Ranking”).

In addition, our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Priority Indebtedness (as defined under “Description of the Remarketable Subordinated Notes—Subordination”).

The RSNs and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide us with funds to meet our respective payment obligations on the RSNs or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Voting and Certain Other Rights

Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.

Agreed U.S. Federal Income Tax Treatment

Each beneficial owner of an Equity Unit, by purchasing a Corporate Unit, will be deemed to have agreed (unless otherwise required by any taxing authority) (1) to be treated as the owner of each of the purchase contract, the related RSN and the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal, state and local income tax purposes, (2) to treat the RSN as indebtedness for all U.S. federal and state tax purposes, and (3) to allocate, as of the issue date, 100% of the purchase price paid for the Corporate Units to its ownership interest in the RSNs and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and the beneficial owner’s initial tax basis in the RSN as $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Material U.S. Federal Income Tax Consequences.”

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS

In this Description of the Purchase Contracts, “Dominion,” “we,” “us,” “our” and the “Company” refer only to Dominion Resources, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture II (as defined under “Description of the Remarketable Subordinated Notes—Ranking”), the eleventh supplemental indenture and twelfth supplemental indenture (each as defined under “Description of the Remarketable Subordinated Notes—Ranking”), the RSNs and the form of remarketing agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Purchase of Common Stock

Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on August 15, 2019 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1) If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $93.4056, the settlement rate will be 0.5353 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”).

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2) If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $74.73, which will be the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3) If the applicable market value of our common stock is less than or equal to the reference price of $74.73, the settlement rate will be 0.6691 shares of our common stock, which is equal to the stated amount divided by the reference price (we refer to this settlement rate as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $93.4056 and represents appreciation of approximately 25% over the reference price.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be 0.5353, the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”

The “applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page D.N <EQUITY> AQR (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.

A “market disruption event” means any of the following events:

•

any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system; or

•

any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•

the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.

If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Unless:

•

a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change;”

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash;” or

•	an event described under “—Termination” has occurred;

then, on the purchase contract settlement date,

•

in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “—Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts;

•

in the case of Corporate Units where the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•

in the case of Corporate Units where the RSNs have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•

in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•

agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•

consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in each series of RSNs, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest,” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•

agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the RSNs, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above.

Remarketing

We have agreed to enter into a remarketing agreement with one or more remarketing agents, the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the optional remarketing period.

During a blackout period that relates to each remarketing period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the RSNs of each series that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the remarketing, as described under “Description of the Remarketable Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed.

Following any successful remarketing of the RSNs:

•	the interest rate on each series of RSNs may be reset as described below and under “Description of the Remarketable Subordinated Notes—Interest Rate Reset” below;

•	interest will be payable on the RSNs semi-annually on February 15 and August 15 of each year;

•

the RSNs will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Subordinated Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the RSNs; and

•

we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.

In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on each series of RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of each series of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose RSNs are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the RSNs over a period selected by us that begins on or after May 13, 2019 (the second business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends any time on or before July 29, 2019 (the eighth calendar day immediately preceding the first day of the final remarketing period). We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the RSNs of each series that are a part of Corporate Units and any separate RSNs of either series whose holders have elected to participate in the optional remarketing, as described under “Description of the Remarketable Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series that results in aggregate proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate RSNs purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on each series of RSNs, as described under “Description of the Remarketable Subordinated Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the date we begin the optional remarketing.

Notwithstanding anything in this prospectus supplement to the contrary, we may not elect to conduct an optional remarketing if we are then deferring interest on the RSNs. See “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments.”

An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the RSNs of each series at a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.

Following a successful optional remarketing of the RSNs, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio, the portion of the remarketing proceeds equal to the separate RSNs purchase price, as defined under “Description of the Remarketing Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units,” will be remitted to the custodial agent for distribution on the optional remarketing settlement date to the holders of separate RSNs included in the optional remarketing and any remaining proceeds will be remitted to the purchase contract agent for distribution pro rata to the holders of the Corporate Units.

If we elect to conduct an optional remarketing and the remarketing is successful:

•

settlement with respect to the remarketed RSNs will occur on the third business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•

the interest rate on each series of RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective;

•

after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.

Following a successful optional remarketing, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series A-1 RSNs underlying the undivided beneficial ownership interests in the Series A-1 RSNs included in the Corporate Units on the optional remarketing date;

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series A-2 RSNs underlying the undivided beneficial ownership interests in the Series A-2 RSNs included in the Corporate Units on the optional remarketing date;

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series A-1 RSNs underlying the undivided beneficial ownership interests in the Series A-1 RSNs included in the Corporate Units on the optional remarketing date; and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series A-2 RSNs underlying the undivided beneficial ownership interests in the Series A-2 RSNs included in the Corporate Units on the optional remarketing date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in the RSNs of each series that are components of the Corporate Units and the portions of the Treasury portfolio described in the first and second bullets above will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portions of the Treasury portfolio described in the third and fourth bullets, which will equal the interest payments (assuming no reset of the interest rate) that would have been paid on each series of RSNs that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.

If we elect to remarket the RSNs during the optional remarketing period and a successful remarketing has not occurred on or prior to July 29, 2019 (the last day of the optional remarketing period), we will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.

Final Remarketing

Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the RSNs during the five business day period ending on, and including, August 12, 2019 (the third business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final marketing as the “final remarketing date.” In the final remarketing, the RSNs of each series that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series to be remarketed that results in proceeds of at least 100% of the principal amount of all the RSNs offered in the remarketing. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on each series of RSNs as described under “Description of the Remarketable Subordinated Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate RSNs to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate RSNs in the case of a failed remarketing if a holder of separate RSNs wishes to exercise its right to put its RSNs to us as described below and under “Description of the Remarketable Subordinated Notes—Put Option upon Failed Remarketing.” We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.

If the final remarketing is successful:

•	settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date;

•

the interest rate of each series of RSNs will be reset by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Remarketable Subordinated Notes—Interest Rate Reset” below;

•	the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective; and

•

the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs of each series underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, and any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs and proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate RSNs.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, or there has been a successful optional remarketing, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The RSNs of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of RSNs that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Remarketable Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.”

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of all the RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent, and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to both series of RSNs underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related RSNs underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. Unless a holder of

Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

If a successful final remarketing has not occurred on or prior to August 12, 2019 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 40 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 4,000 Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50 times the number of purchase contracts being settled; plus

•

if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by standing arrangements between the depository and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of 0.5353 shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. We will cause, no later than the third business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related RSNs of each series or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.

If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

If a “fundamental change” (as defined below) occurs prior to the 20th business day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

We will provide each of the holders with a notice of the completion of a fundamental change within 10 business days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third business day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or

Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2)(A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries;

(3) our common stock ceases to be listed on at least one of the New York Stock Exchange, the NASDAQ Global Select Market and the NASDAQ Global Market (or any of their respective successors); or

(4) our shareholders approve our liquidation, dissolution or termination.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the RSNs of each series or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant stock price.

Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 4,000 Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

•	otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

	$30.00	$45.00	$60.00	$74.73	$82.50	$93.41	$115.00	$140.00	$200.00	$250.00	$300.00	$350.00	$400.00	$450.00
August 15, 2016	0.1389	0.0879	0.0517	0.0000	0.0497	0.0918	0.0543	0.0349	0.0199	0.0143	0.0106	0.0079	0.0059	0.0044
August 15, 2017	0.0927	0.0591	0.0339	0.0000	0.0331	0.0728	0.0364	0.0223	0.0131	0.0095	0.0071	0.0053	0.0040	0.0030
August 15, 2018	0.0464	0.0298	0.0179	0.0000	0.0169	0.0498	0.0169	0.0107	0.0067	0.0048	0.0036	0.0026	0.0020	0.0015
August 15, 2019	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•

if the stock price is in excess of $450.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•

if the stock price is less than $30.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash

Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m., New York City time on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 40 Corporate Units.

The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.

Upon receipt of the cash payment, the related RSN of each series will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its RSNs in the final remarketing, or to have exercised its put right (as described under “—Remarketing” above), in each case, as applicable.

Any cash received by the collateral agent upon cash settlement may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 4.75% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2016.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 1st day of the calendar month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day) or if the Corporate Units or Treasury Units, as applicable, are held in book-entry form, the “record date” will be the business day immediately preceding the applicable payment date. These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Priority Indebtedness (as defined under “Description of the Remarketable Subordinated Notes—Subordination”) and will rank on parity with the RSNs.

We may, at our option and upon prior written notice to the purchase contract agent, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 6.75% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.

The restrictions listed above do not apply to:

(a)	purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)	any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(d)	dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(e)	redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)	payments on the RSNs, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or

(g)	any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1) Stock Dividends. If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2) Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this clause (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by us for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.

(3) Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which shall be the current market price of our common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

Notwithstanding the foregoing, if the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock exceeds the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which are or will, upon issuance, be listed on a U.S. securities exchange or quotation system, which we refer to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the preceding paragraph will occur on:

•	the 10th trading day from and including the effective date of the spin-off; or

•

if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal U.S. securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(5) Cash Distributions. If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period in an amount that exceeds $0.7000 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

Notwithstanding the foregoing, if (x) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (y) the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(6) Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:

•	each fixed settlement rate by

•

a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by us of purchased shares (as defined below)), and (2) the denominator of which will be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by us in the terms of the tender offer or exchange offer, being referred to as the “purchased shares”).

For purposes of paragraphs (2) and (4) (except as otherwise expressly provided therein with respect to spin-offs) above, the “current market price” per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of paragraph (5) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day immediately preceding the ex date for the relevant cash dividend or distribution. For purposes of paragraph (6) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in “Material U.S. Federal Income Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material U.S. Federal Income Tax Consequences— Non-U.S. Holders—U.S. Federal Withholding Tax.”

In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

The fixed settlement rates will not be adjusted (subject to our right to increase them if our board of directors deems it advisable as described in the third preceding paragraph):

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.

We will, as promptly as practicable after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.

If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•

any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

•

any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of our common stock are exchanged for cash, securities or other property;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (y) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).

Upon any termination event, the Equity Units will represent the right to receive the RSNs underlying the undivided beneficial interest in the RSNs of each series, the applicable ownership interests in the Treasury Portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 per series, the purchase contract agent may request that we issue RSNs in denominations of $25 and integral multiples thereof in exchange for RSNs in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the RSNs will be subject to the equitable jurisdiction and powers of the bankruptcy court.

A “termination event” means any of the following events with respect to the Company:

(1) at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(2) at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(3) at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge

The undivided beneficial ownership interests in each series of RSNs, or, following a successful optional remarketing, the applicable ownership interests in the portions of the Treasury portfolio described in the first and second bullets under “What is the Treasury Portfolio?” on page S-11, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute a Treasury security for the related RSN of each series, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for the RSNs;”

•	in the case of Treasury Units, to substitute an RSN of each series for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and

•	upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related RSNs (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

In this Description of the Purchase Contract and Pledge Agreement, “Dominion,” “we,” “us,” “our” and the “Company” refer only to Dominion Resources, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of the agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, the form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

Except as described under “—Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or, if the holder timely so requests, by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity and security that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•

to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units, as set forth in an officers’ certificate; it being understood that any amendment made to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•

except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or remarketing agreement in any respect;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•

reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•

reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the indenture by one or more supplemental agreements executed and delivered to the purchase contract agent, the collateral agent and the series trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.

In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity and security satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).

Information Concerning the Purchase Contract Agent

Deutsche Bank Trust Company Americas (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

In addition to serving as the purchase contract agent, Deutsche Bank Trust Company Americas will serve as the “series trustee” for each series of RSNs. We and certain of our affiliates maintain banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee or series trustee under other indentures under which we and certain of our affiliates have issued securities. Deutsche Bank Trust Company Americas and its affiliates, including Deutsche Bank Securities Inc., which is an underwriter for this offering, have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Information Concerning the Collateral Agent

Deutsche Bank Trust Company Americas (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

In addition to serving as the collateral agent, Deutsche Bank Trust Company Americas will serve as the “series trustee” for each series of RSNs. We and certain of our affiliates maintain banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee or series trustee under other indentures under which we and certain of our affiliates have issued securities. Deutsche Bank Trust Company Americas and its affiliates, including Deutsche Bank Securities Inc., which is an underwriter for this offering, have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity satisfactory to the purchase contract agent against the costs, expenses, fees and liabilities which might be incurred by it in compliance with such request or direction.

The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any RSNs owed pursuant to such holder’s applicable ownership interests in RSNs or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the “depository,” will act as securities depository for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants (“direct participants”) deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include U.S. and Non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.

If (1) the depository notifies us that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after our receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; or (3) any Event of Default (as defined in “Description of the Remarketable Subordinated Notes—Events of Default”) has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, or we have failed to perform any of our obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (x) we will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, we will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. We and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.

As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and

•

will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related RSNs, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.

Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depository or its direct participants or indirect participants under the rules and procedures governing the depository.

The information in this section concerning the depository and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE REMARKETABLE SUBORDINATED NOTES

In this Description of the Remarketable Subordinated Notes, “Dominion,” “we,” “us,” “our” and the “Company” refer only to Dominion Resources, Inc., and not to any of its subsidiaries.

The following summary description sets forth certain terms and provisions of the Series A-1 RSNs and the Series A-2 RSNs and to the extent inconsistent therewith replaces the descriptions set forth under the captions “Description of Debt Securities” and “Additional Terms of the Junior Subordinated Notes” in the accompanying base prospectus, to which we refer you. Because this description is a summary, it does not describe every aspect of the RSNs and should be read together with the forms of RSNs, the subordinated indenture II (defined below under “—Ranking”) under which the RSNs will be issued, and the eleventh supplemental indenture and the twelfth supplemental indenture (each defined below under “—Ranking”) establishing the terms of the RSNs. The subordinated indenture II is filed as an exhibit to, and incorporated by reference in, the registration statement of which the accompanying base prospectus is a part. In this summary, we refer to the subordinated indenture II, as previously supplemented and amended, and as supplemented by the eleventh supplemental indenture and the twelfth supplemental indenture, together, as the “indenture.”

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for provisions that apply to the RSNs.

General

We will issue each series of RSNs as a series of debt securities under the subordinated indenture II. We may issue an unlimited amount of other securities under the subordinated indenture II which are on parity with the RSNs.

The RSNs will be our unsecured and subordinated obligations and will be subordinated to all of our Priority Indebtedness (as defined under “—Subordination”). Additional information about our current outstanding indebtedness and the relative priorities of our indebtedness is described below under “—Ranking.”

The RSNs will be issued in fully registered form only, without coupons. Any RSNs that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the series trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Issuance—The Depository Trust Company.” The authorized denominations of the RSNs will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, the purchase contract agent may request that we issue RSNs in denominations of $25 and integral multiples thereof. Except in certain circumstances described below, the RSNs that are issued as global securities will not be exchangeable for RSNs in definitive certificated form.

Each Corporate Unit includes a 1/40 undivided beneficial ownership interest in a Series A-1 RSN having a principal amount of $1,000 and a 1/40 undivided beneficial ownership interest in a Series A-2 RSN having a principal amount of $1,000 that correspond to the stated amount of $50 per Corporate Unit.

The RSNs will not be subject to a sinking fund provision or repayable at the option of the holders and will not be subject to defeasance.

The entire principal amount of the Series A-1 RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compound interest thereon, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”), on August 15, 2021. The entire principal amount of the Series A-2 RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compound interest thereon, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”) on August 15, 2024. As described below under “—Put Option upon Failed Remarketing,” holders will have the right to require us to purchase their RSNs under certain circumstances. Except as set forth under “—Put Option upon Failed Remarketing” and “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the indenture will not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. Except for the covenants described under “—Consolidation, Merger or Sale,” the indenture does not contain provisions that afford holders of the RSNs protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

The Series A-1 RSNs are initially being offered in one series in the principal amount of $625,000,000 and the Series A-2 RSNs are initially being offered in one series in the principal amount of $625,000,000. If we issue additional Equity Units as a result of the underwriters’ exercise of their option to buy additional Corporate Units, we may, without the consent of the holders of the RSNs, increase the principal amount of each series and issue up to an additional $75,000,000 principal amount of Series A-1 RSNs and up to an additional $75,000,000 principal amount of Series A-2 RSNs, such RSNs having the same ranking, interest rate, maturity and other terms as the existing RSNs of the applicable series. Any such new Series A-1 RSNs, together with the existing Series A-1 RSNs, will constitute a single series of securities under the indenture, and any such new Series A-2 RSNs, together with the existing Series A-2 RSNs, will constitute a single series of securities under the indenture. The existing RSNs and any new RSNs of the same series having the same terms as the applicable RSNs offered hereby subsequently issued under the indenture will be treated as a single class for purposes under the indenture, including, without limitation, voting waivers and amendments.

We will not pay any additional amounts to holders of the RSNs that are not U.S. persons in respect of any tax, assessment or governmental charge.

Ranking

The RSNs will be issued by us under our Junior Subordinated Indenture II, dated as of June 1, 2006, between us and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.) (referred to herein as the “Indenture Trustee”), as supplemented and amended by the Third Supplemental and Amending Indenture thereto, dated as of June 1, 2009, among us, the Indenture Trustee and Deutsche Bank Trust Company Americas, as Series Trustee, for each series of which the RSNs are a part (the Junior Subordinated Indenture II, as supplemented by the Third Supplemental and Amending Indenture, is referred to herein as the “subordinated indenture II”) and the Eleventh Supplemental Indenture dated as of August 1, 2016 (the “eleventh supplemental indenture”) and the Twelfth Supplemental Indenture dated as of August 1, 2016 (the “twelfth supplemental indenture”). We may issue under the subordinated indenture II additional debt securities that rank on parity with to the RSNs.

The RSNs will be unsecured and will rank junior in payment to all of our existing and future Priority Indebtedness, as described under “—Subordination.” The RSNs will also be effectively subordinated to all liabilities of our subsidiaries. A significant portion of our existing indebtedness is Priority Indebtedness. See “—Subordination.”

Because we are a holding company and conduct all of our operations through our subsidiaries, which include Virginia Power, Dominion Gas, Dominion Midstream and other subsidiaries, our ability to meet our obligations under the RSNs is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of the RSNs will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of June 30, 2016, we had approximately $9.1 billion principal amount of outstanding long-term debt on an unconsolidated basis (including securities due within one year and junior subordinated debentures issued under our Subordinated Indenture dated as of December 1, 1997) that will be senior to the RSNs. Additionally, as of June 30, 2016, our subsidiaries had approximately $13.6 billion principal amount of outstanding long-term debt (including securities due within one year). The provisions of the indenture do not limit the amount of indebtedness or preferred stock issuable by our subsidiaries. We and our subsidiaries expect to incur additional indebtedness from time to time.

Principal and Interest

The Series A-1 RSNs will mature on August 15, 2021 (the “stated maturity date”) and will initially bear interest from the date of original issuance at the rate of 2.0% per annum. The Series A-2 RSNs have a stated maturity date of August 15, 2024 and will initially bear interest from the date of original issuance at a rate of 2.0% per annum. Subject to any deferral as described below under “—Option to Defer Interest Payments,” and subject to the changes to the interest payment dates made upon a successful remarketing, interest on each series of RSNs will be payable quarterly on February 15, May 15, August 15 and November 15 of each year (each, an “interest payment date”), commencing on November 15, 2016, and at maturity. Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the RSNs are registered at the close of business on the record date; if the Corporate Units or the RSNs are held by a securities depository in book-entry form, the record date will be the close of business on the business day immediately preceding the applicable interest payment date; if the Corporate Units or the RSNs are not held by a securities depository in book-entry form, then the record date will be the 1st day of the calendar month in which the applicable interest payment date falls (or, if such day is not a business day, the business day next preceding such day). Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month.

If any interest payment date, redemption date, maturity date or the date (if any) on which we are required to purchase the RSNs is not a business day, then the applicable payment will be made on the next succeeding day that is a business day, and no interest will accrue or be paid in respect of such delay. “Business day,” for purposes of the indenture, means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the principal corporate trust office of the series trustee is closed for business.

The interest rate on the RSNs may be reset in connection with a successful remarketing, as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and each series of the RSNs will continue to bear interest at the applicable initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case of a failed final remarketing, interest on the RSNs following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Option to Defer Interest Payments

Prior to any successful remarketing of the RSNs, we may elect at one or more times to defer payment of interest on either series of RSNs for one or more consecutive interest periods. However, we will not be permitted to defer the interest payable on the purchase contract settlement date or the maturity date of such series, and no interest payment may be deferred beyond the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date, or the maturity date of such series, in the case of a deferral period beginning after the purchase contract settlement date.

Deferred interest on either or both series of RSNs will bear interest at the interest rate applicable to such series of RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the next interest payment date on which we have paid all accrued and previously unpaid interest (including compounded interest thereon) on such series of RSNs and (ii) (a) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (b) the maturity date of such series, in the case of a deferral period that begins after the purchase contract settlement date.

We will give the holders of the applicable series of RSNs and the series trustee written notice of our election to begin a deferral period at least one business day before the record date for the interest payment date on which we intend to begin a deferral period. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to (i) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (ii) the applicable maturity date, in the case of a deferral period that begins after the purchase contract settlement date; provided that in order to end a deferral period on any scheduled interest payment date other than the purchase contract settlement date or the applicable maturity date, we must deliver written notice thereof to holders of the applicable series of RSNs and the series trustee on or before the relevant record date.

In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the applicable series of RSNs (whether or not such RSNs were remarketed in such remarketing) on the purchase contract settlement date in cash.

If we have paid all deferred interest (including compounded interest thereon) on the applicable series of RSNs, we can again defer interest payments on such series of RSNs as described above. The indenture does not limit the number or frequency of interest deferral periods.

If we have not paid all such deferred amounts (including compounded interest thereon) in cash for a period of 30 days following the end of the deferral period, we will be in default under the indenture. See “Description of Debt Securities—Events of Default” in the accompanying base prospectus. We currently do not intend to exercise our option to defer interest on the RSNs.

In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

We have agreed that if a deferral period is continuing with respect to either series of RSNs or we have given notice of a deferral period and the deferral period has not yet commenced, then until all deferred interest (including compounded interest thereon) has been paid, we will not:

(i)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

(ii)	make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the RSNs (including the “junior subordinated notes” (as defined in the accompanying base prospectus)); or

(iii)	make any guarantee payments under any guarantee by us of debt securities if the guarantee ranks on parity with, or junior to, the RSNs.

The restrictions listed above do not apply to:

(a)	purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date the payment of interest is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)	any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (i) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(d)	dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(e)	redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)	payments on the RSNs, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the RSNs, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the indenture to make interest payments in part; or

(g)	any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Remarketing

The RSNs will be remarketed as described under “Description of the Purchase Contracts— Remarketing.”

Following any successful remarketing of the RSNs:

•	the interest rate on each series of the RSNs may be reset as described below and under “—Interest Rate Reset” below;

•	interest will be payable on the RSNs semi-annually on February 15 and August 15 of each year;

•	the RSNs will cease to be redeemable at our option, and the provisions described under “—Redemption at Our Option” and “—Redemption Procedures” below will no longer apply to the RSNs; and

•	we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “—Option to Defer Interest Payments” above will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of each series of RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on each series of RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing.”

Remarketing of RSNs That Are Not Included in Corporate Units

At any time after we give notice of a remarketing (other than during a blackout period), holders of RSNs of either series that do not underlie Corporate Units may elect to have their RSNs remarketed in such remarketing in the same manner as RSNs that underlie Corporate Units by delivering their RSNs along with a notice of this election to the custodial agent. The custodial agent will hold the RSNs separate from the collateral account in which the pledged securities will be held. Holders of RSNs electing to have their RSNs remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of successful remarketing during the optional remarketing period, each holder of (i) separate Series A-1 RSNs that elects to have such RSNs remarketed will receive, for each $1,000 principal amount of such RSNs sold, the remarketing price per Series A-1 RSN and (ii) separate Series A-2 RSNs that elects to have such RSNs remarketed will receive, for each $1,000 principal amount of such RSNs sold, the remarketing price per Series A-2 RSN. The “remarketing price per Series A-1 RSN” means, for each $1,000 principal amount of Series A-1 RSNs, an amount in cash equal to the quotient of the portion of the Treasury portfolio purchase price attributable to the components of the Treasury portfolio described in the first and third bullets under “What is the Treasury portfolio?” on page S-11 above divided by the number of Series A-1 RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. The “remarketing price per Series A-2 RSN” means, for each $1,000 principal amount of Series A-2 RSNs, an amount in cash equal to the quotient of the portion of the Treasury portfolio purchase price attributable to the components of the Treasury portfolio described in the second and fourth bullets under “What is the Treasury portfolio?” on page S-11 above divided by the number of Series A-2 RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the RSNs in an optional remarketing, the “separate RSNs purchase price” means the amount of cash equal to the sum of (i) the product of (A) the remarketing price per Series A-1 RSN and (B) the number of Series A-1 RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units and (ii) the product of (A) the remarketing price per Series A-2 RSN and (B) the number of Series A-2 RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive its pro rata portion of the proceeds of such final remarketing attributable to the remarketed separate RSNs, which, for each $1,000 principal amount of RSNs, will be an amount at least equal to $1,000 in cash. Any accrued and unpaid interest on such RSNs, including any accrued and unpaid deferred interest (including compounded interest thereon), will be paid in cash by us, on the purchase contract settlement date.

Interest Rate Reset

In the case of a successful remarketing, the interest rate on each series of RSNs may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the third business day following the optional remarketing date (or, if the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, the fourth business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with us, as the rate each series of RSNs should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate for each series of RSNs will be the interest rate determined by the remarketing agent, in consultation with us, as the rate each series of RSNs should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the RSNs being remarketed. In any case, a reset rate may be higher or lower than the applicable initial interest rate of the RSNs depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on RSNs will be payable on a semi-annual basis on February 15 and August 15 of each year.

If the RSNs are not successfully remarketed, the interest rate will not be reset and the Series A-1 RSNs will continue to bear interest at the initial annual interest rate of 2.0% and the Series A-2 RSNs will continue to bear interest at the initial annual interest rate of 2.0%.

The remarketing agent is not obligated to purchase any RSNs that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of RSNs for remarketing.

Put Option upon Failed Remarketing

If the RSNs have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of RSNs will have the right to require us to purchase their RSNs on the purchase contract settlement date, upon at least two business days’ prior notice in the case of RSNs that are not included in Corporate Units, at a price equal to the principal amount of such RSNs. In such circumstances, holders of RSNs that underlie Corporate Units will be deemed to have exercised such put right with respect to both series of RSNs as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.

Redemption at Our Option

We may redeem either or both series of RSNs at our option only if there has been a failed final remarketing. In that event, any RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after August 15, 2019 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. We may at any time irrevocably waive the right to redeem either or both series of RSNs for any specified period (including the remaining term of the RSNs). We may not redeem a series of the RSNs if such series of RSNs have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding RSNs of such series for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of the RSNs, the RSNs will cease to be redeemable at our option.

The “Description of Debt Securities—Conversion or Redemption” section of the accompanying base prospectus does not apply to the RSNs.

Redemption Procedures

We will mail notice of any optional redemption to the registered holder of the RSNs being redeemed not less than 20 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that on the redemption date, the redemption price will become due and payable and that RSNs called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). Prior to the redemption date, we will deposit with the paying agent or the series trustee money sufficient to pay the redemption price of the RSNs to be redeemed on that date. If we redeem less than all of the RSNs of a series, the series trustee will choose the RSNs of such series to be redeemed by lot or in any manner that it deems fair and appropriate, and in any event, in accordance with the applicable procedures of DTC.

In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold RSNs as part of Corporate Units you will be deemed to exercise your option to put both series of RSNs to us unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash,” and we will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the RSNs, but we do not have to give you prior notice or follow any of the other redemption procedures.

We may block the transfer or exchange of (i) all RSNs during a period of 15 days prior to the date on which notice of selection of the RSNs for optional redemption is given or (ii) any RSN being redeemed, except with respect to the unredeemed portion of any RSN being redeemed solely in part.

Events of Default

The Events of Default and related provisions set forth under “Description of Debt Securities—Events of Default” in the accompanying base prospectus with respect to Junior Subordinated Notes will apply to the RSNs. In addition, an “Event of Default” with respect to the RSNs will occur if we fail to pay the purchase price of any RSN on the purchase contract settlement date, if required under “—Put Option upon Failed Remarketing” above.

The holders of a majority in principal amount of outstanding RSNs in a series may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the RSNs of such series (including the redemption price or purchase price of the RSN in such series, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding RSN of such series.

If any portion of the amount payable on the RSNs upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.

Consolidation, Merger or Sale

We will agree not to merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest on the RSNs, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the series trustee, executed and delivered to the series trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the RSNs.

This “—Consolidation, Merger or Sale” section replaces the “Description of Debt Securities—Consolidation, Merger or Sale” section of the accompanying base prospectus in its entirety.

Modification of Indenture

Without Holder Consent

Without the consent of any holders of RSNs, we and the series trustee may from time to time amend and/or supplement the indenture and the RSNs for the following purposes:

•

to evidence the succession of another corporation to us, or successive successions, and the assumption by such successor corporation of our covenants, agreements and obligations pursuant to the provisions described under “—Consolidation, Merger or Sale;”

•

to add to our covenants such further covenants, restrictions or conditions as we and the series trustee consider to be for the protection of the holders of the RSNs, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the series trustee upon such default;

•

to change or eliminate any provision of the indenture; provided, however, that any such change or elimination becomes effective only when there are no RSNs outstanding, or the RSNs are not entitled to the benefit of such provision;

•

to cure any ambiguity or to correct or supplement any provision contained in the indenture that may be defective or inconsistent with any other provisions contained therein, or to make such other provision in regard to matters or questions arising under the indenture; provided that such action will not adversely affect the interest of the holders of the RSNs in any material respect;

•	to mortgage or pledge to the series trustee as security for the RSNs any property or assets that we may desire to mortgage or pledge as security for the RSNs;

•	to qualify, or maintain the qualification of, the indenture under the Trust Indenture Act; and

•

to conform the terms of the indenture and the RSNs to the descriptions thereof contained in the “Description of the Remarketable Subordinated Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/or amended by the related pricing term sheet as set forth in an officers’ certificate.

With Holder Consent

Under the indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of either series of RSNs under the indenture may be entered into by us, when authorized by board resolution, and the series trustee, with the consent of the holders of not less than a majority in principal amount of the RSNs in such series. However, no such supplemental indenture shall:

•

change the maturity of the RSNs, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the RSNs is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars without the consent of the holder of each RSN in such series so affected;

•	reduce the percentage of RSNs, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all RSNs in such series then outstanding;

•

modify any of the provisions of the indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the series trustee by holders of RSNs, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all RSNs in such series then outstanding;

•	modify the provisions relating to the subordination of the RSNs in a manner adverse to the holders thereof without the consent of the holder of each RSN in such series so affected;

•	modify the put right of holders of the RSNs upon a failed remarketing in a manner materially adverse to the holders without the consent of the holder of each RSN in such series so affected; or

•	modify the remarketing provisions of the RSNs in a manner materially adverse to the holders without the consent of the holder of each RSN in such series so affected.

For the avoidance of doubt, the immediately preceding sentence will not limit our ability to modify the terms of either series of RSNs in connection with a remarketing that is made in accordance with the terms of the indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of securities other than the RSNs, or which modifies the rights of the holders of securities other than the RSNs with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the RSNs.

We may omit to comply with any covenant or condition contained in the indenture if holders of a majority in principal amount of the RSNs waive such compliance.

The “Description of Debt Securities—Modification of Indentures; Waiver” section of the accompanying base prospectus does not apply to the RSNs.

Subordination

The RSNs will be subordinate and junior in right of payment to all Priority Indebtedness as defined below.

If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or

•	the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness,

then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any RSNs have the right to receive any payments of principal or interest on their RSNs.

“Priority Indebtedness” means the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed, endorsed or guaranteed or with respect to which we have a similar contingent obligation.

However, “Priority Indebtedness” will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries, the “junior subordinated notes” (as defined in the accompanying base prospectus) and any other indebtedness that effectively by its terms, or expressly provides that it, ranks on parity with, or junior to, the “junior subordinated notes” (as defined in the accompanying base prospectus) or the RSNs. “Priority Indebtedness” will include the “junior subordinated debentures” (as defined in the accompanying base prospectus).

Priority Indebtedness will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the indenture to change the subordination provisions without the consent of each holder of Priority Indebtedness that the amendment would adversely affect.

The RSNs will be unsecured and will be subordinated to all of our existing and future senior and subordinated debt except for (i) our $122.5 million aggregate principal amount of 2006 Series A Enhanced Junior Subordinated Notes due 2066, (ii) our $299.4 million aggregate principal amount of 2006 Series B Enhanced Junior Subordinated Notes due 2066, (iii) our $1 billion aggregate principal amount of 2014 Series A 1.50% Remarketable Subordinated Notes due 2020, (iv) our $685 million aggregate principal amount of 2014 Series A Enhanced Junior Subordinated Notes due 2054; (v) our $550 million aggregate principal amount of 4.104% Junior Subordinated Notes due 2021, (vi) our $550 million aggregate principal amount of 2.962% Junior Subordinated Notes due 2019 and (vii) our $800 million aggregate principal amount of 2016 Series A 5.25% Enhanced Junior Subordinated Notes due 2076, and any other debt that is expressly excluded from the definition of “Priority Indebtedness,” as described above. The RSNs will rank equally with these enhanced junior subordinated notes. The RSNs will be effectively subordinated to all liabilities of our subsidiaries.

Holders of the RSNs should recognize that contractual provisions in the indenture may prohibit us from making payments on the RSNs. The RSNs are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our Priority Indebtedness, as defined above.

The indenture does not restrict or limit in any way our ability to incur Priority Indebtedness. As of June 30, 2016, we had approximately $9.1 billion principal amount of outstanding long-term debt on an unconsolidated basis (including securities due within one year and junior subordinated debentures issued under our Subordinated Indenture dated as of December 1, 1997) that will be senior to the RSNs. Additionally, as of June 30, 2016, our subsidiaries had approximately $13.6 billion principal amount of outstanding long-term debt (including securities due within one year).

Title

Prior to due presentment for registration of transfer of any RSN, we, the series trustee and any agent of ours or the series trustee may deem and treat the person in whose name such RSN is registered as the absolute owner of such RSN (whether or not payments in respect of such RSN are overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or an account of the principal of and interest on such RSN and for all other purposes; and neither we nor the series trustee nor any agent of ours or the series trustee will be affected by any notice to the contrary.

Governing Law

The indenture and the RSNs provide that they will be governed by and for all purposes construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles thereof).

The Series Trustee and Indenture Trustee

The series trustee for each series of RSNs will be Deutsche Bank Trust Company Americas. The series trustee will administer its corporate trust business at 60 Wall Street, 16th Floor, New York, NY 10005. We and certain of our affiliates maintain banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee or series trustee under other indentures under which we and certain of our affiliates have issued securities. Deutsche Bank Trust Company Americas and its affiliates, including Deutsche Bank Securities Inc., which is an underwriter for this offering, have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

The trustee under the subordinated indenture II is The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.). We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures under which securities of certain of our affiliates are outstanding. The Bank of New York Mellon and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Book-Entry Issuance—The Depository Trust Company

Each series of RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the series trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement— Book-Entry System” for a description of DTC.

Purchases of the RSNs under the DTC system must be made by or through direct participants, which will receive a credit for the RSNs on DTC’s records. The ownership interest of each actual purchaser of each RSN (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the RSNs. Transfers of ownership interests on the RSNs are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in RSNs, except in the event that use of the book-entry system for the RSNs is discontinued.

To facilitate subsequent transfers, all RSNs deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the RSNs with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the RSNs; DTC’s records reflect only the identity of the direct participants to whose accounts the RSNs are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the RSNs unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the RSNs are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the RSNs.

Payments of principal and interest on the RSNs will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the series trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the series trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

In a few special situations described below, a book-entry security representing Dominion securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

The special situations for termination of a global security representing the RSNs are:

•

DTC notifies us that it is unwilling or unable to continue as depository for that global security or DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days; or

•

any Event of Default with respect to the RSNs has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

DTC may discontinue providing its services as securities depository with respect to the RSNs at any time by giving us or the series trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the RSNs will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

The series trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any RSN (including any transfers between or among direct participant of DTC or beneficial owners of interests in any RSN) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the series trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.

DESCRIPTION OF OUR CAPITAL STOCK

As of June 30, 2016, our authorized capital stock was 1.02 billion shares. Those shares consisted of 20 million shares of preferred stock, none of which were issued and outstanding, and one billion shares of common stock. As of July 15, 2016, approximately 626 million shares of common stock were issued and outstanding. No holder of shares of common stock or preferred stock has any preemptive rights.

Our preferred stock is described in the accompanying prospectus under the heading DESCRIPTION OF OUR CAPITAL STOCK—Preferred Stock and our common stock is described in Amendment No. 2 to our Current Report on Form 8-K, filed August 8, 2016.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences to U.S. holders (as defined below) and non-U.S. holders (as defined below) of the ownership and disposition of Equity Units acquired in this offering and our common stock acquired under a purchase contract and, unless otherwise noted in the following discussion, is the opinion of McGuireWoods LLP, counsel to Dominion, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions, each as in effect as of the date of this prospectus supplement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Equity Units that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Equity Units that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Equity Units, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Equity Units should consult their tax advisors regarding the tax consequences to them of the ownership and disposition of Equity Units.

This discussion is limited to beneficial owners who purchase the Equity Units in the initial offering at their “issue price” (the first price at which a substantial amount of the Equity Units are sold for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and who hold the Equity Units as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations applicable to subsequent purchasers of the Equity Units. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of such beneficial owner’s particular circumstances, including alternative minimum tax consequences, or that may apply to beneficial owners subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes, certain former citizens or former long-term residents of the United States, beneficial owners who hold the Equity Units as part of a hedge, straddle, constructive sale or conversion transaction, shareholders in “controlled foreign corporations” and shareholders in “passive foreign investment companies”). This discussion also does not address U.S. federal tax laws other than those pertaining to the income tax, nor does it address any aspects of U.S. state, local, non-U.S. or other taxes. Accordingly, prospective investors should consult their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of owning and disposing of the Equity Units or common stock acquired under a purchase contract.

The IRS has issued a Revenue Ruling addressing certain aspects of instruments similar to the Equity Units. In the Revenue Ruling, the IRS concluded that, for U.S. federal income tax purposes, an interest in a unit comprising a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract. The IRS also concluded that the notes issued as part of such unit were treated as debt for U.S. federal income tax purposes. However, the terms of the Equity Units, which are complex financial instruments, vary in some respects from the terms of the units addressed by the IRS in the Revenue Ruling, and there is no statutory, judicial or administrative authority directly addressing the tax treatment of instruments with substantially identical terms as the Equity Units. In the opinion of McGuireWoods LLP, while the matter is not free from doubt, under current law and based on the facts contained in this prospectus supplement, the terms of the purchase contracts, the purchase contract and pledge agreement, the remarketing agreement, the indenture, and the RSNs, and certain assumptions and representations relied upon in rendering the opinion, the RSNs will be treated as indebtedness of Dominion for U.S. federal income tax purposes. The opinion of McGuireWoods LLP is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that the RSNs will be respected as indebtedness for U.S. federal income tax purposes.

For the reasons described below, McGuireWoods LLP has not rendered an opinion with respect to the U.S. federal income tax treatment of the contract adjustment payments (please read “—Purchase Contracts—Contract Adjustment Payments”).

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS, RSNS, TREASURY SECURITIES, TREASURY PORTFOLIO, PURCHASE CONTRACTS OR OUR COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF THE EQUITY UNITS, RSNS, TREASURY SECURITIES, TREASURY PORTFOLIO, PURCHASE CONTRACTS AND OUR COMMON STOCK.

U.S. Holders

Equity Units

Allocation of Purchase Price

Although the matter is not free from doubt, a U.S. holder’s acquisition of a Corporate Unit pursuant to this offering will be treated for U.S. federal income tax purposes as an acquisition of a unit consisting of two components—a separate undivided beneficial ownership interest in each of the RSN and the purchase contract constituting such Corporate Unit. Unless the context otherwise requires, each reference herein to “RSN” or “RSNs” (or “Treasury security” or “Treasury securities” or “Treasury portfolio”) is a reference to a beneficial owner’s undivided beneficial interest in the RSNs (or the Treasury securities or the Treasury portfolio). The purchase price of each Corporate Unit will be allocated between the RSNs and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish a U.S. holder’s initial tax basis in the RSNs and the purchase contract. We will report the initial fair market value of the RSNs as $50 and the initial fair market value of the purchase contract as $0 and by purchasing a Corporate Unit, a U.S. holder will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

Ownership of RSNs, Treasury Securities or Treasury Portfolio

We and, by purchasing Corporate Units, each U.S. holder agree to treat the RSNs, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such U.S. holder for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

Sale, Exchange or Other Taxable Disposition of the Equity Units

Upon a sale, exchange or other taxable disposition of an Equity Unit (collectively, a “disposition”), a U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and its undivided beneficial ownership interest in the RSN or the Treasury securities or the Treasury portfolio, as the case may be, that constitute such Equity Units. The proceeds realized on such disposition will be allocated between the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, in proportion to their respective fair market values at the time of such disposition. As a result, as to each of the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, a U.S. holder generally will recognize gain or loss upon such disposition equal to the difference between (i) the portion of the proceeds received by such U.S. holder that is allocable to the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, and (ii) such U.S. holder’s adjusted tax basis in the purchase contract and such RSN or Treasury securities or Treasury portfolio, respectively. For purposes of determining gain or loss, the proceeds received by such U.S. holder upon such disposition (i) will not include any amount properly attributable to accrued but unpaid interest (including original issue discount, or “OID,” if any) on the RSN or accrued acquisition discount on the Treasury portfolio or the Treasury securities, which amount will be taxable as ordinary interest income to the extent not previously included in income by such U.S. holder, and (ii) may not include any amount properly attributable to accrued contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income by such U.S. holder. In the case of the RSNs, the Treasury securities or the Treasury portfolio, any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such RSNs, Treasury securities or Treasury portfolio for a period of more than one year. In the case of the purchase contract, any such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such purchase contract for a period of more than one year. The deductibility of capital losses is subject to limitations.

If the sale, exchange or other taxable disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. federal income tax consequences are, in the absence of any authorities on point, unclear. U.S. holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

The RSNs

Treatment of the RSNs

We and, by purchasing a Corporate Unit, each U.S. holder, agree, to treat the RSNs as debt for U.S. federal income tax purposes. The remainder of this discussion assumes such treatment.

Under applicable U.S. Treasury regulations, the possibility that stated interest on a debt instrument will not be timely paid will be ignored in determining whether a debt instrument is issued with OID if such contingency is “remote.” We believe, and intend to take the position, that as of the date of this prospectus supplement, the likelihood that we will exercise our option to defer payments of interest under the terms of the RSNs is remote within the meaning of the applicable U.S. Treasury regulations. Based on the foregoing and our interpretation of the current U.S. Treasury regulations, we intend to treat the RSNs as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds” and that mature, solely for purposes of the OID rules, on the date immediately preceding the purchase contract settlement date or, if earlier, the optional remarketing settlement date, for an amount equal to 100% of their principal amount. The remainder of this discussion assumes that the RSNs will be treated in the manner described above. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the U.S. federal income tax treatment of the RSNs is unclear. See “—Possible Alternative Characterizations” below.

Interest Income and Original Issue Discount

The stated interest payments on the RSNs (“qualified stated interest”) will generally be taxable to a U.S. holder as ordinary income at the time paid or accrued in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

However, OID may result if we exercise our right to defer payments of interest on the RSNs. In that event, we intend to treat the RSNs as reissued with OID (including the interest accruing on the RSNs) and U.S. holders would generally be required to accrue such OID as ordinary income, using the constant-yield method prescribed by the U.S. Treasury regulations, prior to the receipt of the cash attributable thereto.

Tax Basis in the RSNs

A U.S. holder’s initial tax basis in an RSN will equal the portion of the purchase price for the Equity Unit allocated to the RSN as described under “—Equity Units—Allocation of Purchase Price” above. A U.S. holder’s tax basis in the RSNs would be increased by the amounts of accrued OID, if any, and decreased by all payments on the RSNs other than payments of qualified stated interest. If the RSNs are treated as reissued as described under “—The RSNs—Interest Income and Original Issue Discount” above, no payment of interest thereafter will be qualified stated interest.

Sale, Exchange, Remarketing or Other Taxable Disposition of RSNs

Upon a sale, exchange or other taxable disposition of an RSN (including upon the remarketing of the RSNs) (collectively, a “disposition”), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder on such disposition of the RSN and such U.S. holder’s adjusted tax basis in the RSN, except to the extent such U.S. holder is treated as receiving accrued but unpaid interest, which is taxable as ordinary interest income if not previously included in such U.S. holder’s income. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such RSN for a period of more than one year. The deductibility of capital losses is subject to limitations.

If a U.S. holder does not participate in the remarketing, any reset of the interest rate and/or modification of the redemption provisions of the RSNs in connection with the remarketing generally will not cause such U.S. holder to be treated as having sold, exchanged or otherwise disposed of its RSNs.

Possible Alternative Characterizations

As mentioned above, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the U.S. federal income tax treatment of the RSNs is unclear and other alternative characterizations are possible. For example, it is possible that the RSNs could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In that event, a U.S. holder would generally be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the RSNs, regardless of such U.S. holder’s regular method of tax accounting, and (2) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN.

Treasury Securities

Substitution of Treasury Securities to Create Treasury Units and Substitution of RSNs to Recreate Corporate Units

U.S. holders of Corporate Units who deliver Treasury securities to the collateral agent in substitution for RSNs generally will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the RSNs. Similarly, U.S. holders of Treasury Units who deliver RSNs to the collateral agent in substitution for Treasury securities will not recognize gain or loss upon their delivery of such RSNs or their receipt of the Treasury securities. In each case, the U.S. holder will continue to take into account items of income otherwise includible with respect to such Treasury securities and RSNs, and its adjusted tax bases in, and holding periods for, the Treasury securities, the RSNs and the purchase contract will not be affected by such delivery and release.

Treasury Portfolio

Interest Income, Original Issue Discount and Acquisition Discount

Following a successful remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of such U.S. holder’s pro rata portion of the interest paid with respect to such Treasury securities. In addition, each U.S. holder will be required to treat such U.S. holder’s pro rata portion of each Treasury strip in the Treasury portfolio as a debt instrument that was originally issued on the date the collateral agent acquired the relevant Treasury strip and that has OID (or, in the case of short-term Treasury securities, acquisition discount, each as defined below) equal to such U.S. holder’s pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over such U.S. holder’s pro rata portion of the purchase price of the Treasury strip acquired on behalf of such U.S. holder. A U.S. holder will be required to include such OID (but not acquisition discount on short-term Treasury securities, as discussed below) in gross income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of such U.S. holder’s regular method of tax accounting. In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term Treasury security”), if a U.S. holder is an accrual-method taxpayer, in general, such U.S. holder will be required to include the excess of the amount payable at maturity with respect to such short-term Treasury security over such U.S. holder’s tax basis in such short-term Treasury security (such excess, the “acquisition discount”) in gross income as it accrues. Unless such U.S. holder elects to accrue such acquisition discount on a constant yield to maturity basis, such acquisition discount will be accrued on a straight-line basis. If a U.S. holder is a cash-method taxpayer, such U.S. holder will be required to recognize the acquisition discount as ordinary income upon payment on the short-term Treasury security. A U.S. holder that obtains the release of its applicable ownership interest in the Treasury portfolio and subsequently disposes of such interest (or a U.S. holder that disposes of the related Equity Unit) will recognize ordinary income on such disposition to the extent of any gain realized on any short-term Treasury security that does not exceed an amount equal to the ratable share of the acquisition discount on such short-term Treasury security not previously included in income.

Tax Basis in the Applicable Ownership Interest in the Treasury Portfolio

A U.S. holder’s initial tax basis in such U.S. holder’s applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of OID or acquisition discount included in such U.S. holder’s gross income with respect thereto and decreased by the amount of cash received other than any payments of qualified stated interest with respect to the Treasury portfolio.

Purchase Contracts

Contract Adjustment Payments

There is no direct authority addressing the treatment of the contract adjustment payments, and such treatment is, therefore, unclear. Accordingly, McGuireWoods LLP has not rendered an opinion regarding the

U.S. federal income tax treatment of the contract adjustment payments. Contract adjustment payments may constitute taxable ordinary income to U.S. holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. The following discussion assumes that the contract payments are so treated for U.S. federal income tax purposes. However, other treatments are possible. In addition, if we exercise our right to defer contract adjustment payments, a U.S. holder may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of the receipt of any corresponding cash distributions. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any. The treatment of contract adjustment payments and deferred contract adjustment payments, if any, could affect a U.S. holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or other disposition of an Equity Unit or the termination of a purchase contract.

Acquisition of Our Common Stock Under a Purchase Contract

A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to such U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in respect of such fractional share. A U.S. holder’s aggregate initial tax basis in our common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus the properly allocable portion of such U.S. holder’s adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract

A U.S. holder will not recognize gain or loss on the receipt of its ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and will have the same adjusted tax basis in such RSNs or Treasury securities or the Treasury portfolio as before such early settlement.

Termination of Purchase Contract

If a purchase contract terminates, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the return of such U.S. holder’s ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such RSNs, Treasury securities or the Treasury portfolio as before such termination.

Adjustment to Settlement Rate

A U.S. holder may be treated as having received a constructive distribution from us if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. holder in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate may give rise to a taxable dividend to U.S. holders even though such U.S. holders would not receive any cash related thereto. The tax treatment described in this paragraph is consistent with recently issued proposed Treasury regulations. Further, under such proposed Treasury regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the settlement rate are made in accordance with the terms of the purchase contracts.

Ownership and Disposition of Our Common Stock Acquired under the Purchase Contract

Any distribution on our common stock generally will be treated as a dividend to a U.S. holder of our common stock to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock.

Upon a disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in respect of such common stock is more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments made by us on, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof) or shares of our common stock. In addition, U.S. federal backup withholding may apply to such payments if the U.S. holder fails to provide a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding or otherwise fails to establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Medicare Tax on Net Investment Income.

Certain U.S. holders who are individuals, estates and trusts are subject to an additional 3.8% tax on the lesser of: (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual). U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax.

Non-U.S. Holders

By purchasing Corporate Units, each Non-U.S. holder agrees to treat the RSNs, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such non-U.S. holder for U.S. federal income tax purposes.

U.S. Federal Withholding Tax

Interest on the RSNs, the Treasury Securities and the Treasury Portfolio

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA Legislation,” payments of interest (including OID, if any) on the RSNs, the Treasury securities and the Treasury portfolio to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; or

•

either (a) the beneficial owner of the RSNs provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E certifying, under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the RSNs on behalf of the beneficial owner certifies, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or W-8BEN-E from the beneficial owner and provides a copy thereof.

Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments

Subject to the discussion below, U.S. federal withholding tax generally will apply to dividends, if any (and generally any deemed or constructive dividends resulting from certain adjustments or failures to make an adjustment with respect to the purchase contracts as described under “—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate”), paid on the shares of common stock acquired under the purchase contract. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder. We also expect U.S. federal withholding tax to be withheld on any contract adjustment payments made to a non-U.S. holder with respect to a purchase contract.

Accordingly, dividends, if any (including any deemed or constructive dividends), paid with respect to shares of common stock and contract adjustment payments made to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish a properly executed IRS Form W-8BEN or W-8BEN-E prior to the payment date. Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Any dividend payments (including deemed or constructive dividends) or contract adjustment payments to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA Legislation,” except (i) potentially with respect to any amounts attributable to accrued and unpaid contract adjustment payments, which will be treated as described above under “—U.S. Federal Withholding Tax—

Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments,” and (ii) with respect to any accrued and unpaid interest (including OID, if any), which will be treated as described above under “—U.S. Federal Withholding Tax—Interest on the RSNs, the Treasury Securities and the Treasury Portfolio,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, remarketing or other taxable disposition of Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, purchase contracts or common stock acquired under the purchase contract, as the case may be, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are met.

We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-US holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract paid to a non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.

U.S. federal backup withholding is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their tax advisors regarding the application of these rules to their particular circumstances.

FATCA Legislation

Under Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” and applicable U.S. Treasury regulations, a U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specially defined for purposes of these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). In addition, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners. Under certain circumstances, refunds or credits of such withholding taxes may be available. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. These withholding taxes will be imposed on interest paid on the RSNs, the Treasury securities or the Treasury portfolio, dividends (including deemed or constructive dividends), if any, paid with respect to shares of our common stock, or contract adjustment payments paid with respect to a purchase contract, and on gross proceeds from sales or other dispositions of the RSNs, the Treasury securities, the Treasury portfolio, or our common stock paid after December 31, 2018, in each case, to foreign financial institutions (including in their capacity as agents or custodians for beneficial owners of the RSNs) or non-financial foreign entities that fail to satisfy the above requirements. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of this legislation and related administrative guidance on their investment in the Equity Units.

ERISA CONSIDERATIONS

ERISA, the Code and similar federal, state, local and foreign laws that are substantively similar or are of similar effect (“Similar Laws”) impose certain restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (“ERISA Plans”);

•	plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans;

•	any entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a plan’s investment in such entities;

•

governmental plans, certain church plans (each as defined under ERISA) and foreign plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but are subject to Similar Laws (“Non-ERISA Plans”) (together with ERISA Plans, plans described in Section 4975(e)(1) of the Code and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, referred to collectively as “Plans” and each individually as a “Plan”); and

•	persons who have certain specified relationships to a Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code).

ERISA, the Code and Similar Laws impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons, and civil penalties, liability and/or excise taxes may be imposed as a result of a violation of these duties or engaging in a prohibited transaction. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of assets of such a Plan, or who renders investment advice to such a Plan for a fee or other compensation, is generally considered a fiduciary of the Plan. Accordingly, among other factors, an investing fiduciary who is considering an investment in Corporate Units (and the securities underlying such Corporate Units) should first determine that:

•

the investment would satisfy the prudence and diversification requirements of ERISA or Similar Laws, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

•	the investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•	the investment would be consistent with the documents and instruments governing the Plan;

•	the investment is made solely in the interest of participants and beneficiaries of the Plan;

•

the acquisition, holding or disposition of Corporate Units (and the securities underlying the Corporate Units) does not result in (1) a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption or (2) a violation of Similar Laws; and

•	the investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for Plan assets.

The Corporate Units (and the securities underlying the Corporate Units) held by a Plan will be deemed to constitute Plan assets. If we or any of our respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to a Plan subject to ERISA or Section 4975 of the Code, such Plan’s acquisition, holding or disposition of the Corporate Units (and the securities underlying the Corporate Units) may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person), unless the Corporate Units (and the securities underlying the Corporate Units) are acquired, held and disposed of pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units). These class exemptions include PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers in which the Plan must pay no more, and receive no less, than “adequate consideration.”

Even if the conditions specified in one or more exemptions are met, the scope of the relief provided may or may not cover all acts that could be construed as prohibited transactions. For example, certain of the exemptions may not afford relief from the prohibition on self dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(1)(E) and (F). As a result, there can be no assurance that any exemptions will be available with respect to any particular transaction involving the Corporate Units (and the securities underlying the Corporate Units).

The Corporate Units (and the securities underlying the Corporate Units) should not be purchased or held by any person investing assets of a Plan (including any insurance company investing assets in a general or separate account, to the extent such assets are deemed to be “plan assets” as a result of a Plan’s investment in such account), unless such purchase and holding will either not constitute a prohibited transaction under ERISA and the Code or will be covered by an applicable exemption and should not be purchased or held by a person investing assets of a Non-ERISA Plan unless such purchase and holding will not violate applicable Similar Laws. Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Corporate Units (and the securities underlying the Corporate Units) should consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Laws, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. In addition, the investing fiduciary should determine whether the investment in the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Laws.

Accordingly, by its purchase or holding of the Corporate Units (and the securities underlying the Corporate Units), each purchaser or holder of the Corporate Units will be deemed to have represented and warranted that either:

•	the purchaser or holder is not purchasing the Corporate Units (and the securities underlying the Corporate Units) with, or on behalf of, the assets of any Plan; or

•

(1) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Laws, (2) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) will not result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of Similar Laws and (3) neither we nor any of our subsidiaries are or will be deemed to be a fiduciary with respect to any Plan.

The sale or transfer of Corporate Units (and the securities underlying the Corporate Units) to a Plan or person acting on behalf of a Plan is in no way a representation by us that the purchase, holding or disposition of Corporate Units (and the securities underlying the Corporate Units) meets the legal requirements for investments by Plans or is appropriate for Plans.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, the underwriters named below have severally and not jointly agreed to purchase, and we have agreed to sell to them, the number of Corporate Units set forth opposite their names below:

Name	Number of Corporate Units
RBC Capital Markets, LLC	7,000,000
Mizuho Securities USA Inc.	3,347,222
Credit Suisse Securities (USA) LLC	1,888,889
Wells Fargo Securities, LLC	4,222,223
BNP Paribas Securities Corp.	1,423,611
Deutsche Bank Securities Inc.	1,423,611
MUFG Securities Americas Inc.	1,423,611
Scotia Capital (USA) Inc.	1,423,611
SunTrust Robinson Humphrey, Inc.	1,423,611
U.S. Bancorp Investments, Inc.	1,423,611

Total	25,000,000

RBC Capital Markets, LLC, Mizuho Securities USA Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are acting as the representatives of the underwriters for this offering.

The underwriting agreement provides that the obligation of the several underwriters to purchase and pay for the Corporate Units is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Corporate Units if any are taken.

The underwriters initially propose to offer the Corporate Units directly to the public at the respective public offering prices set forth on the cover page of this prospectus supplement. The underwriters may also offer part of the Corporate Units to certain dealers at prices that represent a concession not in excess of $0.54 per Corporate Unit. After the initial offering of the Corporate Units, the offering prices and other selling terms may from time to time be varied by the underwriters. The offering of the Corporate Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and our executive officers and directors have agreed not to, without the prior written consent of the underwriters, for a period of 45 days from the date of this prospectus supplement, directly or indirectly, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or any security convertible into or exercisable or exchangeable for common stock (collectively, common securities), or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of our common stock or of common securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of our common stock or such common securities, in cash or otherwise, other than (A) any shares of our common stock issued by us upon exercise of an option, warrant, or the conversion of a security outstanding on the date of this prospectus supplement; (B) up to an aggregate of 400,000 shares by our executive officers and directors; (C) any shares of our common stock issued, or options to purchase such shares granted (or the filing of any registration statement relating to such shares or options) in connection with any of our employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan or the sale of shares of our common stock, including through the exercise of stock options, by any executive officer or director under a Rule 10b5-1 plan that was in effect prior to the date of this prospectus supplement; (D) the entry by any executive officer or director into a new Rule 10b5-1 plan, provided that no sales or other distributions pursuant to a new 10b5-1 plan may occur until the expiration of the 45-day period; (E) the sale or surrender to us by any of our executive officers or directors of any options or common stock underlying options or any restricted stock in order to pay the exercise price or taxes associated with the exercise of options or vesting of restricted stock; (F) any issuance by us of common stock in connection with acquisitions that close more than 45 days after the date of this prospectus supplement or any acquisition in which the party or parties receiving the common stock agree to be bound by these restrictions; (G) any issuance and sale by us of common stock in connection with any early settlement (upon the occurrence of a fundamental change or otherwise) of any purchase contract underlying a Corporate Unit or Treasury Unit by the holder thereof; (H) any issuance and sale by us of common stock in connection with any early settlement (upon the occurrence of a fundamental change or otherwise) of any purchase contract underlying a 2014 Series A Corporate Unit or 2014 Series A Treasury Unit by the holder thereof; and (I) transfers by any person, other than us, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by these restrictions, and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution. RBC Capital Markets, LLC, Mizuho Securities USA Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the underwriters, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

We have granted an option to the underwriters to purchase, on one or more dates within a 13-day period beginning on, and including, the first date of original issuance of the Corporate Units, up to an additional 3,000,000 Corporate Units in the aggregate at the public offering price per Corporate Unit, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional amount of the Corporate Units proportionate to that underwriter’s initial amount reflected in the above table.

The Corporate Units are a new issue of securities with no established trading market. We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to begin within 30 days of the initial issuance of the Corporate Units under the symbol “DCUD”. The underwriters have advised us that they intend to make a market in the Corporate Units before commencement of trading on the New York Stock Exchange. They will have no obligation to make a market in the Corporate Units, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the New York Stock Exchange for the Corporate Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Corporate Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer shares of Corporate Units at the time and price desired will be limited.

This prospectus supplement, as amended or supplemented, may be used by the remarketing agents for remarketing of the RSNs at such time as is necessary or upon early settlement with respect to the stock purchase contracts.

We estimate that the total expenses of the offering, not including the underwriting discount, will be approximately $1.5 million.

We have agreed to indemnify each of the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.

In order to facilitate the offering of the Corporate Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Units. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Corporate Units for the underwriters. In addition, to cover overallotments or to stabilize the price of the Corporate Units, the underwriters may bid for, and purchase, the Corporate Units in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the Corporate Units in the offering, if they repurchase previously distributed Corporate Units in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Corporate Units above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters and their affiliates have, from time to time, performed, and currently perform and may in the future perform various investment or commercial banking, lending, trust and financial advisory services for us and our affiliates in the ordinary course of business. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Corporate Units offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Corporate Units offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The RSNs may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the RSNs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Equity Units will be passed upon for us by McGuireWoods LLP and for the underwriters by Troutman Sanders LLP, which also performs certain legal services for us and our affiliates on other matters.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DOMINION RESOURCES, INC.

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

Senior Debt Securities

Junior Subordinated Debentures

Junior Subordinated Notes

Common Stock

Preferred Stock

Stock Purchase Contracts

Stock Purchase Units

From time to time, we may offer and sell our securities. The securities we may offer may be convertible into or exercisable or exchangeable for other securities of the Company.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 19, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell either separately or in units any combination of the securities described in this prospectus in one or more offerings up to an unspecified dollar amount.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, “Dominion” or the “Company” in this prospectus, we are referring to Dominion Resources, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with two of our subsidiaries, Virginia Electric and Power Company (Virginia Power) and Dominion Gas Holdings, LLC (Dominion Gas). Our combined filings with the SEC present separate filings by each of Virginia Power, Dominion Gas and the Company. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, except those portions of filings that relate to Virginia Power or Dominion Gas as a separate registrant, until we sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014; June 30, 2014; and September 30, 2014;

•

Current Reports on Form 8-K, filed January 23, 2014, February 4, 2014, March 24, 2014, May 7, 2014, May 19, 2014, June 2, 2014, July 1, 2014, September 2, 2014, October 3, 2014 and November 25, 2014; and

•	the description of our common stock contained in Amendment No. 1 to our Current Report on Form 8-K, filed June 25, 2013.

You may request a copy of these filings at no cost, by writing or telephoning us at: Corporate Secretary, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219, (804) 819-2000.

You should rely only on the information contained in this prospectus or to which this prospectus refers you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information which appears in this prospectus and which is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

DOMINION

Dominion, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy. We presently serve nearly 5 million utility and retail energy customers in 10 states and operate one of the nation’s largest underground natural gas storage systems.

Our strategy is to be a leading provider of electricity, natural gas and related services to customers primarily in the eastern region of the U.S. Our portfolio of assets includes electric generating capacity, electric transmission lines, electric distribution lines, natural gas transmission, gathering and storage pipeline and gas distribution pipeline. Our generation mix is diversified and includes coal, nuclear, gas, oil, hydro, renewables and purchased power. We are focused on expanding our investment in regulated electric generation, transmission and distribution and regulated natural gas transmission and distribution infrastructure within and around our existing footprint. Our non-regulated activities include merchant generation, energy marketing and price risk management activities.

We are a holding company that conducts all of our operations through our subsidiaries. Our principal direct, legal subsidiaries include Virginia Power, a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and northeastern North Carolina, Dominion Gas, a holding company for the majority of our regulated natural gas businesses, which conduct business activities through an interstate natural gas transmission pipeline system and storage facilities, a local natural gas distribution network and natural gas gathering, processing and treatment facilities, and Dominion Energy, Inc., which is involved in merchant generation, energy marketing and price risk management activities.

We also own the general partner and 68.5% of the limited partner interests in Dominion Midstream Partners, LP, which owns a $50 million preferred equity interest and the general partner interest in Dominion Cove Point LNG, LP, which owns liquefied natural gas import, storage, regasification and transportation assets.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION on page 2.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of the securities offered by this prospectus to finance capital expenditures and future acquisitions and to retire or redeem debt securities issued by us and for other general corporate purposes which may include the repayment of commercial paper and debt under any of our credit facilities.

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities, Junior Subordinated Debentures and Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under our Senior Indenture to be entered into at a future date by us and Deutsche Bank Trust Company Americas, as Trustee, as supplemented from time to time. We will issue the Junior Subordinated Debentures in one or more series under our Junior Subordinated Indenture dated as of December 1, 1997 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, as supplemented from time to time. We will issue Junior Subordinated Notes in one or more series under our Junior Subordinated Notes Indenture dated as of June 1, 2006 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., as Trustee, as amended and as supplemented from time to time. The indenture related to the Junior Subordinated Debentures is called the Subordinated Indenture in this prospectus and the indenture related to the Junior Subordinated Notes is called the Subordinated Indenture II; and together the Senior Indenture, the Subordinated Indenture and the Subordinated Indenture II are called the “Indentures”. We have summarized selected provisions of the Indentures below. The Senior Indenture, the Subordinated Indenture and the Subordinated Indenture II have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt, except to the extent provided in the applicable prospectus supplement or other offering materials. The Junior Subordinated Debentures will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES—Subordination. The Junior Subordinated Notes will be our unsecured obligation and are junior in right of payment to our Priority Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED NOTES—Subordination.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of September 30, 2014, our subsidiaries had approximately $10.0 billion in aggregate principal amount of outstanding long-term debt (including securities due within one year).

The Indentures do not limit the amount of Debt Securities that we may issue. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures or by our Board of Directors or duly authorized officers authorizing the issuance.

The Indentures do not protect the holders of Debt Securities if we incur additional indebtedness or engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or any repayment terms;

•	any provisions that would obligate us to repurchase, repay or otherwise redeem the Debt Securities, or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities will be issued in fully registered certificated form or book-entry form, represented by certificates deposited with the applicable trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•

any provisions requiring payment of principal or interest in our capital stock or with proceeds from the sale of our capital stock or from any other specific source of funds in connection with any series of Debt Securities;

•	the identity of the series trustee, if other than the trustee;

•	any changes to events of defaults or covenants;

•	if any series of Debt Securities will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture; Sections 2.1 & 2.3 of the Subordinated Indenture & the Subordinated Indenture II.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Debt Security will be subject to conversion, amortization or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the conversion, amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion, amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its stated maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 1104 of the Senior Indenture; Section 3.2 of the Subordinated Indenture & the Subordinated Indenture II.)

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the Debt Securities of that series are selected for redemption; or

•

register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Option to Extend Interest Payment Period

If elected in the applicable supplemental indenture, we may defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an Extension Period). Other details regarding the Extension Period, including any limit on our ability to pay dividends during the Extension Period, will also be specified in the applicable prospectus supplement or other offering materials. No Extension Period may extend beyond the maturity of the applicable series of Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the interest rate for the applicable series of Debt Securities, to the extent permitted by applicable law. (Section 301(26) of the Senior Indenture; Section 2.10 of the Subordinated Indenture & the Subordinated Indenture II.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture; Section 4.1 of the Subordinated Indenture & the Subordinated Indenture II.)

Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the applicable trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the applicable trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture; Section 4.4 of the Subordinated Indenture & the Subordinated Indenture II.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the Senior Indenture; Section 12.4 of the Subordinated Indenture & the Subordinated Indenture II.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 1002 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be registered in the name of the securities depositary or its nominee and deposited with the applicable trustee, as agent for the securities depositary. Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the securities depositary. (Section 305 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book- Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 308 of the Senior Indenture; Section 2.2 of the Subordinated Indenture & the Subordinated Indenture II.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	Dominion;

•	the applicable trustee; or

•	any agent of any of the above.

Covenants

Under the Indentures we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

•	in the case of the Senior Indenture, preserve and keep in full force and effect our corporate existence except as otherwise provided in the Senior Indenture; and

•

deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1005 & 1006 of the Senior Indenture; Sections 4.1, 4.2, 4.4 & 4.6 of the Subordinated Indenture & the Subordinated Indenture II.)

Consolidation, Merger or Sale

The Indentures provide that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person or acquire all or substantially all of the assets of another person unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest and other amounts due on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by us by supplemental indenture in form satisfactory to the applicable trustee, executed and delivered to the applicable trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable Indenture, and in the event of such conveyance, we will be discharged of all of our obligations and covenants under the applicable Indenture and the Debt Securities. (Sections 801 & 802 of the Senior Indenture; Sections 11.1, 11.2 & 11.3 of the Subordinated Indenture & the Subordinated Indenture II.)

Events of Default

Event of Default when used in each of the Indentures, will mean any of the following with respect to Debt Securities of any series:

•	failure to pay the principal or any premium on any Debt Security when due;

•	with respect to the Senior Debt Securities, failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days (or for 30 days in the case of any Junior Subordinated Debentures or Junior Subordinated Notes, as applicable); provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•

failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the applicable trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Debentures or Junior Subordinated Notes, as applicable) of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of Dominion; or

•	any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture; Section 6.1 of the Subordinated Indenture & the Subordinated Indenture II.)

In the case of a general covenant default described above, the applicable trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the applicable trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the applicable trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Debentures or Junior Subordinated Notes, as applicable) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture; Section 6.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The applicable trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the applicable trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the applicable trustee, or exercising any power conferred upon the applicable trustee, for any series of Debt Securities. However, the applicable trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601, 602 & 603 of the Senior Indenture; Sections 6.6, 6.7, 7.1 & 7.2 of the Subordinated Indenture & the Subordinated Indenture II.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture; Section 14.2 of the Subordinated Indenture & the Subordinated Indenture II.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the Indentures, which Debt Securities have not already been delivered to the applicable trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the applicable trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the Indentures will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the applicable trustee; and

•

the rights, obligations and immunities of the applicable trustee under the Indentures. (Section 401 of the Senior Indenture; Section 12.1 of the Subordinated Indenture & the Subordinated Indenture II.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the amounts deposited with the applicable trustee. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than federal income tax law.

Defeasance

Unless we elect differently in the applicable supplemental indenture, we will be discharged from our obligations on the Senior Debt Securities or Junior Subordinated Notes of any series, as applicable, at any time if we deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities and Junior Subordinated Notes of the series. If this happens, the holders of the Senior Debt Securities or Junior Subordinated Notes of the series, as applicable, will not be entitled to the benefits of either the Senior Indenture or the Subordinated Indenture II, as applicable, except for registration of transfer and exchange of Senior Debt Securities or Junior Subordinated Notes, as applicable, and replacement of lost, stolen or mutilated Senior Debt Securities or Junior Subordinated Notes, as applicable. (Section 402 of the Senior Indenture; Section 12.5 of the Subordinated Indenture II.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Senior Debt Securities or Junior Subordinated Notes, as applicable. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities or Junior Subordinated Notes, as applicable, and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of such a discharge, including the applicability and effect of tax laws other than federal income tax law.

Modification of Indentures; Waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture; Section 10.2 of the Subordinated Indenture & the Subordinated Indenture II.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture; Section 10.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture; Section 6.6 of the Subordinated Indenture & the Subordinated Indenture II.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Debentures or Junior Subordinated Notes of any series, as applicable, may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture or the Subordinated Indenture II under which those Junior Subordinated Debentures or Junior Subordinated Notes, as applicable, were issued. (Section 4.7 of the Subordinated Indenture & the Subordinated Indenture II.)

Concerning the Trustees

Deutsche Bank Trust Company Americas is expected to be the Trustee under the Senior Indenture if we enter into the Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee under other indentures pursuant to which securities of certain of our affiliates are outstanding. Affiliates of Deutsche Bank Trust Company Americas have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Senior Indenture, Deutsche Bank Trust Company Americas will perform only those duties that are specifically described in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Senior Indenture at the request of any holder of Senior Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture.)

The Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Senior Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the Senior Indenture. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the Senior Indenture will have no responsibility with respect to that series.

Deutsche Bank Trust Company Americas administers its corporate trust business at 60 Wall Street, 16th Floor, New York, NY 10005 or such other address as it may notify to the Company from time to time.

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., is the Trustee under the Subordinated Indenture and the Subordinated Indenture II. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures pursuant to which securities of ours and of certain of our affiliates are outstanding. Affiliates of The Bank of New York Mellon have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Subordinated Indenture and the Subordinated Indenture II, The Bank of New York Mellon will perform only those duties that are specifically described in the Subordinated Indenture and the Subordinated Indenture II unless an event of default under either indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Junior Subordinated Debenture or Junior Subordinated Notes unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 7.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The Subordinated Indenture II permits us to name a different trustee for individual series of Junior Subordinated Notes. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Subordinated Indenture II with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the Subordinated Indenture II. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the Subordinated Indenture II will have no responsibility with respect to that series.

The Bank of New York Mellon administers its corporate trust business at 101 Barclay Street, 7W ATTN: Corporate Trust Administration, New York, New York 10286 or such other address as it may notify to the Company from time to time.

ADDITIONAL TERMS OF THE SENIOR DEBT SECURITIES

Repayment at the Option of the Holder

We must repay the Senior Debt Securities at the option of the holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Senior Indenture.)

For any Senior Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 180 nor less than 60 calendar days prior to the date of repayment:

•	in the case of a certificated Senior Debt Security, the certificated Senior Debt Security and the form in the Senior Debt Security entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a book-entry Senior Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the holder will be irrevocable. (Section 1303 of the Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities or the global certificate representing the related book-entry Senior Debt Securities, on the securities depositary’s records, to the Trustee. See DESCRIPTION OF DEBT SECURITIES—Global Securities.

Limitation on Liens

While any of the Senior Debt Securities are outstanding (other than those to which the limitation on liens covenant is expressly inapplicable), we are not permitted to create liens upon any Principal Property (as defined below) or upon any shares of stock of any Material Subsidiary (as defined below), which we now own or will own in the future, to secure any of our debt, unless at the same time we provide that the Senior Debt Securities will also be secured by that lien on an equal and ratable basis. However, we are generally permitted to create the following types of liens:

(1)	purchase money liens on future property acquired by us; liens of any kind existing on property or shares of stock or other securities at the time they are acquired by us; conditional sales agreements and other title retention agreements on future property acquired by us (as long as none of those liens cover any of our other properties);

(2)	liens on our property or any shares of stock or other securities of any Material Subsidiary that existed as of the date the Notes were first issued; liens on the shares of stock or other securities of any legal entity, which liens existed at the time that entity became a Material Subsidiary; certain liens typically incurred in the ordinary course of business;

(3)	liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example liens to secure debt of the pollution control or industrial revenue bond type;

(4)

debt that we may issue in connection with a consolidation or merger of Dominion or any Material Subsidiary with or into any other company (including any of our affiliates or Material Subsidiaries) in exchange for secured debt of that company (Third Party

Debt) as long as that debt (i) is secured by a mortgage on all or a portion of the property of that company, (ii) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis, or (iii) prohibits secured debt from being incurred by that company;

(5)	debt of another company that we must assume in connection with a consolidation or merger of that company, with respect to which any of our property is subjected to a lien;

(6)	liens on any property that we acquire, construct, develop or improve after the date the Senior Debt Securities are first issued that are created before or within 18 months after the acquisition, construction, development or improvement of the property and secure the payment of the purchase price or related costs;

(7)	liens in favor of us, our Material Subsidiaries or our wholly-owned subsidiaries;

(8)	the replacement, extension or renewal of any lien referred to above in clauses (1) through (7) as long as the amount secured by the liens or the property subject to the liens is not increased; and

(9)	any other lien not covered by clauses (1) through (8) above as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause (9) does not exceed 10% of the common shareholders’ equity, as shown on the company’s consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such lien.

When we use the term “lien” in this section, we mean any mortgage, lien, pledge, security interest or other encumbrance of any kind; “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with GAAP in the United States) represent at least 20% of our total assets on a consolidated basis; and “Principal Property” means any of our plants or facilities located in the United States that in the opinion of our Board or management is of material importance to the business conducted by us and our consolidated subsidiaries taken as whole. (Section 1008 of the Senior Indenture.)

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

Subordination

Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness;

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures. (Sections 14.1 & 14.9 of the Subordinated Indenture.)

Senior Indebtedness means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following, unless otherwise specified in the prospectus supplement or offering materials:

•	all of our current and future indebtedness for borrowed or purchase money or other similar instruments whether or not evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Debentures without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED NOTES

Subordination

Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture II, to all Priority Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or

•	the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness unless otherwise specified in the prospectus supplement and offering materials;

then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 14.1 & 14.9 of the Subordinated Indenture II.)

Priority Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Priority Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture II.)

Priority Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture II irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the Subordinated Indenture II to change the subordination of any outstanding Priority Indebtedness without the consent of each holder of Priority Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture II.)

The Subordinated Indenture II does not limit the amount of Priority Indebtedness that we may issue.

DESCRIPTION OF CAPITAL STOCK

As of September 30, 2014, our authorized capital stock was 1.02 billion shares. Those shares consisted of 20 million shares of preferred stock and one billion shares of common stock. As of September 30, 2014, approximately 584 million shares of common stock were issued and outstanding. No holder of shares of common stock or preferred stock has any preemptive rights.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “D”. Any additional common stock we issue will also be listed on the New York Stock Exchange.

Dividends

Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. Under certain circumstances, if specified in the applicable supplemental indenture, the Indentures may restrict our ability to pay cash dividends.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Transfer Agents and Registrars

We, along with Continental Stock Transfer & Trust Company, are transfer agent and registrar for our common stock. You may contact us at the address listed on page 2 or at Continental located at 17 Battery Place, 8th Floor, New York, New York 10004.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we issue preferred stock, the specific designations and rights will be described in the prospectus supplement or other offering materials and a description will be filed with the SEC.

Our Board of Directors can, without approval of shareholders, issue one or more series of preferred stock. The Board of Directors can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock will rank on a parity in all respects with any outstanding preferred stock we may have and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement or other offering materials. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

VIRGINIA STOCK CORPORATION ACT AND THE ARTICLES AND THE BYLAWS

General

We are a Virginia corporation subject to the Virginia Stock Corporation Act (the Virginia Act). Provisions of the Virginia Act, in addition to provisions of our Articles of Incorporation (Articles) and Bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have an anti- takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common stock. If you are buying this stock as part of a short-term investment strategy, this might be especially important to you.

We have summarized the key provisions below. You should read the actual provisions of our Articles and Bylaws and the Virginia Act that relate to your individual investment strategy.

Business Combinations

Our Articles require that any merger, share exchange or sale of substantially all of the assets of the Company be approved by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome.

Article 14 of the Virginia Act contains several provisions relating to transactions with interested shareholders. Interested shareholders are holders of more than 10% of any class of a corporation’s outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Act requires that material affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares, and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, an affiliated transaction must be approved by either two-thirds of disinterested voting shares or a majority of disinterested directors.

The provisions of the Virginia Act relating to affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

The Virginia Act also contains provisions regulating certain control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

Our Bylaws give us the right to redeem the shares purchased by an acquiring person in a control share acquisition. We can do this if the acquiring person fails to deliver a statement to us listing information required by the Virginia Act or if our shareholders vote not to grant voting rights to the acquiring person.

The Virginia Act permits corporations to opt out of the control share acquisition provisions. We have not opted out.

Directors’ Duties

The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Board of Directors

Members of our Board of Directors serve one-year terms and are elected annually. Except when the number of nominees exceeds the number of directors to be elected (a contested election), directors are elected by majority vote. In the case of a contested election, directors are elected by a plurality vote. Directors may be removed from office for cause if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group by which the director was elected.

Shareholder Proposals and Director Nominations

Our shareholders can submit shareholder proposals and nominate candidates for the Board of Directors if the shareholders follow advance notice procedures described in our Bylaws.

To nominate directors, shareholders must submit a written notice to our corporate secretary at least 60 days before a scheduled meeting. The notice must include the name and address of the shareholder and of the nominee, a description of any arrangements between the shareholder and the nominee, information about the nominee required by the SEC, the written consent of the nominee to serve as a director and other information.

Shareholder proposals must be submitted to our corporate secretary at least 90 days before the first anniversary of the date of our last annual meeting. The notice must include a description of the proposal, the reasons for presenting the proposal at the annual meeting, the text of any resolutions to be presented, the shareholder’s name and address and number of shares held and any material interest of the shareholder in the proposal.

Director nominations and shareholder proposals that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Meetings of Shareholders

Under our Bylaws, meetings of the shareholders may be called by the chairman of the board, the vice chairman, the president or a majority of the Board of Directors. Special meetings of shareholders will also be held whenever called by the Corporate Secretary, upon the written request of shareholders owning continuously for a period of at least one year prior to the date of such request more than one-third of all of our outstanding shares of common stock. These provisions could have the effect of delaying until the next annual shareholders’ meeting shareholder actions which are favored by the holders of less than one-third of our outstanding shares of common stock, because such holders would be able to take action as shareholders, such as electing new directors or approving a merger, only at a duly called shareholders’ meeting.

Amendment of Articles

Generally, our Articles may be amended if the votes cast favoring the amendment exceed the votes cast opposing the amendment at a meeting where a quorum is present. Some provisions of the Articles, however, may only be amended or repealed by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter.

Indemnification

Under our Articles, we indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. We have also entered into agreements relating to the advancement of expenses for certain of our directors and officers in advance of a final disposition of proceedings or the making of any determination of eligibility for indemnification pursuant to our Articles.

Limitation of Liability

Our Articles provide that our directors and officers will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors or officers, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors or officers. This provision applies only to claims against directors or officers arising out of their role as directors or officers and not in any other capacity. Directors and officers remain liable for violations of the federal securities laws and we retain the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the officer’s or director’s duty of care.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock. The price per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units and will contain a discussion of the material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement or other offering materials will not necessarily be complete, and reference will be made for additional information to the purchase contract agreement or unit purchase agreement, as applicable, that we will enter into at the time of issue, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to purchasers;

•	through agents;

•	to or through underwriters; or

•	through dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering materials indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering materials, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or other offering materials (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

McGuireWoods LLP, counsel to the Company, will issue an opinion about the legality of the offered securities for us. As of September 30, 2014, partners of McGuireWoods LLP owned less than one-half of one percent of our common stock. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Dominion Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of the Dominion Resources, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.